EXHIBIT 10.1

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                                CREDIT AGREEMENT

                          Dated as of January 23, 2001

                                      among

                           ARTESYN TECHNOLOGIES, INC.,

                        and Certain of its Subsidiaries,

                                  as Borrowers,

                             BANK OF AMERICA, N.A.,

           as Administrative Agent, Swing Line Lender and L/C Issuer,

                             THE BANK OF NOVA SCOTIA

                                       and

                                 SUNTRUST BANK,

                                  as Co-Agents,

                           FIRST UNION NATIONAL BANK,

                              as Syndication Agent,

                         The Other Lenders Party Hereto,

                       BANC OF AMERICA SECURITIES LLC, as

                    Sole Lead Arranger and Sole Book Manager




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                                TABLE OF CONTENTS
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ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS......................................................................1

         1.01     Defined Terms..................................................................................1
         1.02     Other Interpretive Provisions..................................................................20
         1.03     Accounting Terms...............................................................................20
         1.04     Rounding.......................................................................................20
         1.05     References to Agreements and Laws..............................................................21
         1.06     Currency Equivalents Generally.................................................................21

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS................................................................21

         2.01     Committed Loans................................................................................21
         2.02     Borrowings, Conversions and Continuations of Committed Loans...................................21
         2.03     Letters of Credit..............................................................................24
         2.04     Swing Line Loans...............................................................................31
         2.05     Prepayments....................................................................................34
         2.06     Reduction or Termination of Commitments........................................................35
         2.07     Repayment of Loans.............................................................................35
         2.08     Interest.......................................................................................35
         2.09     Fees...........................................................................................36
         2.10     Computation of Interest and Fees...............................................................37
         2.11     Evidence of Debt...............................................................................37
         2.12     Payments Generally.............................................................................38
         2.13     Sharing of Payments............................................................................40

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY..............................................................40

         3.01     Taxes..........................................................................................40
         3.02     Illegality.....................................................................................41
         3.03     Inability to Determine Rates...................................................................42
         3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate
                  Loans..........................................................................................42
         3.05     Funding Losses.................................................................................43
         3.06     Matters Applicable to all Requests for Compensation............................................43
         3.07     Survival.......................................................................................44

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS............................................................44

         4.01     Conditions of Initial Credit Extension.........................................................44
         4.02     Conditions to all Credit Extensions............................................................46
         4.03     Subsidiary Borrowers, etc......................................................................47
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ARTICLE V. REPRESENTATIONS AND WARRANTIES........................................................................47

         5.01     Existence, Qualification and Power; Subsidiaries...............................................47
         5.02     Power and Authority............................................................................48
         5.03     No Violation...................................................................................48
         5.04     Governmental Approvals.........................................................................48
         5.05     Financial Statements; Financial Condition......................................................48
         5.06     Litigation; Labor Controversies................................................................49
         5.07     True and Complete Disclosure...................................................................49
         5.08     Use of Proceeds; Margin Regulations............................................................49
         5.09     Tax Returns and Payments.......................................................................50
         5.10     Compliance with ERISA..........................................................................50
         5.11     Compliance with Statutes, etc..................................................................50
         5.12     Environmental Matters..........................................................................50
         5.13     Investment Company Act.........................................................................51
         5.14     Public Utility Holding Company Act.............................................................51
         5.15     Patents, Licenses, Franchises and Formulas.....................................................51
         5.16     Properties.....................................................................................51
         5.17     Solvency.......................................................................................51
         5.18     Capitalization.................................................................................52
         5.19     Security Interests.............................................................................52
         5.20     First Tier Foreign Subsidiaries................................................................52

ARTICLE VI. AFFIRMATIVE COVENANTS................................................................................52

         6.01     Existence; Subsidiaries........................................................................53
         6.02     Maintenance....................................................................................53
         6.03     Taxes..........................................................................................53
         6.04     ERISA..........................................................................................54
         6.05     Insurance......................................................................................54
         6.06     Financial Reports and Other Information........................................................54
         6.07     Lender Inspection Rights.......................................................................56
         6.08     Use of Proceeds; Regulation U..................................................................56
         6.09     Use of Property and Facilities; Environmental Laws.............................................56
         6.10     Compliance with Laws...........................................................................57
         6.11     Consolidated Net Worth.........................................................................57
         6.12     Consolidated Total Indebtedness to Consolidated EBITDA.........................................57
         6.13     Consolidated Interest Coverage Ratio...........................................................57
         6.14     Pledge.........................................................................................57
         6.15     Subsidiary Guaranty............................................................................59
         6.16     Payment of Obligations.........................................................................60

ARTICLE VII. NEGATIVE COVENANTS..................................................................................60

         7.01     Conduct of Business............................................................................60
         7.02     Mergers, Consolidations and Sales..............................................................60
         7.03     Indebtedness...................................................................................61
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         7.04     Liens..........................................................................................62
         7.05     Investments, Acquisitions, Loans, Advances and Guaranties......................................62
         7.06     Dividends and Other Shareholder Distributions..................................................64
         7.07     Limitations on Asset Transfers to Foreign Subsidiaries.........................................64
         7.08     Transactions with Affiliates...................................................................65
         7.09     First Tier Foreign Subsidiaries................................................................65

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES.....................................................................65

         8.01     Events of Default..............................................................................65
         8.02     Remedies Upon Event of Default.................................................................67

ARTICLE IX. ADMINISTRATIVE AGENT.................................................................................68

         9.01     Appointment and Authorization of Administrative Agent..........................................68
         9.02     Delegation of Duties...........................................................................68
         9.03     Liability of Administrative Agent..............................................................68
         9.04     Reliance by Administrative Agent...............................................................69
         9.05     Notice of Default..............................................................................69
         9.06     Credit Decision; Disclosure of Information by Administrative Agent.............................70
         9.07     Indemnification of Administrative Agent........................................................70
         9.08     Administrative Agent in its Individual Capacity................................................71
         9.09     Successor Administrative Agent.................................................................71
         9.10     Other Agents; Lead Managers....................................................................71

ARTICLE X. GUARANTY..............................................................................................72

         10.01    The Guaranty...................................................................................72
         10.02    Bankruptcy.....................................................................................72
         10.03    Nature of Liability............................................................................72
         10.04    Independent Obligation.........................................................................72
         10.05    Authorization..................................................................................73
         10.06    Reliance.......................................................................................73
         10.07    Subordination..................................................................................73
         10.08    Nature of Liability............................................................................74
         10.09    Nature of Liability............................................................................75
         10.10    Judgments Binding..............................................................................75
         10.11    Continuing Guaranty; Reinstatement.............................................................75

ARTICLE XI. MISCELLANEOUS........................................................................................76

         11.01    Amendments, Etc................................................................................76
         11.02    Notices and Other Communications; Facsimile Copies.............................................77
         11.03    No Waiver; Cumulative Remedies.................................................................78
         11.04    Attorney Costs, Expenses and Taxes.............................................................78
         11.05    Indemnification by the Borrowers...............................................................78
         11.06    Payments Set Aside.............................................................................79
         11.07    Successors and Assigns.........................................................................79
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         11.08    Confidentiality................................................................................82
         11.09    Set-off........................................................................................83
         11.10    Interest Rate Limitation.......................................................................83
         11.11    Counterparts...................................................................................84
         11.12    Integration....................................................................................84
         11.13    Survival of Representations and Warranties.....................................................84
         11.14    Severability...................................................................................84
         11.15    Foreign Lenders................................................................................84
         11.16    Removal and Replacement of Lenders.............................................................85
         11.17    Governing Law..................................................................................86
         11.18    Waiver of Right to Trial by Jury...............................................................86
         11.19    Judgment Currency..............................................................................87
         11.20    Agency of the Company for each Subsidiary Borrower.............................................87
         11.21    Release of Subsidiary Guaranty.................................................................88
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SCHEDULES

2.01     Commitments and Pro Rata Shares
3.04     Mandatory Cost Rate
5.01     Subsidiaries
5.06     Litigation
5.18     Corporate Organizational Structure
7.03     Existing Indebtedness
7.04     Existing Liens
11.02    Eurocurrency and Domestic Lending Offices, Addresses for Notices

EXHIBITS

         Form of

A        Committed Loan Notice
B        Swing Line Loan Notice
C-1      Committed Loan Note
C-2      Swing Line Note
D        Compliance Certificate
E        Assignment and Acceptance
F        Form of Pledge Agreement
G        Form of Subsidiary Guaranty Agreement
H        Pro Forma Compliance Certificate
I        Form of Election to Become A Subsidiary Borrower
J        Form of Election to Terminate

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                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of January 23, 2001, among ARTESYN TECHNOLOGIES, INC., a Florida corporation (the "Company"), ARTESYN CAYMAN LP, a Cayman Islands exempted limited partnership, ARTESYN NORTH AMERICA, INC., a Delaware corporation, ARTESYN TECHNOLOGIES COMMUNICATION PRODUCTS, INC., a Wisconsin corporation, as the initial Subsidiary Borrowers (together with the Company and any additional Subsidiary Borrowers consented to by the Administrative Agent and the Lenders pursuant to Section 4.03 hereof, the "Borrowers", and each, a "Borrower"), the Company and certain Material Domestic Subsidiaries, as guarantors, each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

         The Company has requested that the Lenders provide a multicurrency revolving credit facility to the Borrowers, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquired Entity" means any Person that becomes a Subsidiary as a result of an Acquisition.

         "Acquisition" means (a) an investment by the Company or any of its Subsidiaries in any Person (other than the Company or any of its Subsidiaries) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Company or any of its Subsidiaries or (b) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person (other than the Company or any of its Subsidiaries) that constitutes substantially all of the assets of such Person or any division or line or business of such Person.

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account, as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

         "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities having ordinary voting power for the

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election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent/Arranger Fee Letter" has the meaning specified in Section
2.09(c).

         "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" has the meaning set forth in the definition of "Commitment."

         "Agreement" means this Credit Agreement.

         "Applicable Currency" means, as to any particular payment or Loan, Dollars or other Eurocurrency in which it is denominated or is payable.

         "Applicable Rate" means the following percentages per annum, based upon the ratio of Consolidated Total Indebtedness to Consolidated EBITDA as set forth in the most recent Compliance Certificate received by the Administrative Agent:

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-------------- -------------------------------- ----------------- ------------------- ------------------- -----------------
Pricing Level    Ratio of Consolidated Total     Commitment Fee    Utilization Fee    Eurocurrency Rate   Base Rate Margin
                Indebtedness to Consolidated                                               Margin +
                           EBITDA                                                      Letter of Credit
                                                                                             fee
-------------- -------------------------------- ----------------- ------------------- ------------------- -----------------
      1             Less than or equal to            0.200%             0.125%              0.875%             0.000%
                        1.00 to 1.00
-------------- -------------------------------- ----------------- ------------------- ------------------- -----------------
      2         Less than or equal to 1.50 to        0.225%             0.125%              1.000%             0.000%
                1.00 but greater than 1.00 to
                            1.00
-------------- -------------------------------- ----------------- ------------------- ------------------- -----------------
      3         Less than or equal to 2.00 to        0.275%             0.125%              1.125%             0.125%
                1.00 but greater than 1.50 to
                            1.00
-------------- -------------------------------- ----------------- ------------------- ------------------- -----------------
      4         Less than or equal to 2.50 to        0.325%             0.250%              1.250%             0.250%
                1.00 but greater than 2.00 to
                            1.00
-------------- -------------------------------- ----------------- ------------------- ------------------- -----------------
      5           Greater than 2.50 to 1.00          0.375%             0.250%              1.375%             0.375%
-------------- -------------------------------- ----------------- ------------------- ------------------- -----------------
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         Any increase or decrease in the Applicable Rate resulting from a change in the ratio of Consolidated Total Indebtedness to Consolidated EBITDA shall become effective on the date five Business Days after the date a Compliance
Certificate evidencing such a change in the ratio of Consolidated Total
Indebtedness to Consolidated EBITDA is delivered to the Administrative Agent pursuant to Section 6.06(b); provided, however, that if no such Compliance
Certificate is delivered within five Business Days after the last date on which the Company may deliver such a Compliance Certificate in compliance with Section
6.06(b) (such last date, a "Due Date"), then Pricing Level 5 shall apply as of the sixth Business Day following the applicable Due Date and will continue until the date five Business Days after the date the Administrative Agent receives

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such a Compliance Certificate, after which date the applicable Pricing Level will be determined in accordance with the ratio of Total Consolidated Indebtedness to Consolidated EBITDA set forth in such Compliance Certificate; provided that nothing herein shall be deemed to constitute a waiver by the Administrative Agent or any Lender of the Default or Event of Default that would arise as a result of the failure by the Company to deliver a Compliance Certificate which satisfies the requirements of Section 6.06(b). The Applicable Rate in effect from the Closing Date through the Due Date related to the fiscal quarter of the Company ended as of September 30, 2001 shall be determined based upon a Pricing Level of not less than Pricing Level 2.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Artesyn Barbados" means Artesyn FSC Corp., a Barbados corporation.

         "Artesyn Germany" means Artesyn Germany GbR, a German general partnership.

         "Assets" has the meaning specified in Section 6.15(a).

         "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit E.

         "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 1999, and the related consolidated statements of income and cash flows for such fiscal year of the Company.

         "Bank of America" means Bank of America, N.A.

         "Bankruptcy Code" has the meaning set forth in Section 8.01(e).

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Committed Loan or Swing Line Loan that bears interest based on the Base Rate.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

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         "Borrower" means each of (a) the Company, (b) the initial Subsidiary
Borrowers designated as such in the introductory paragraph hereto, and (c) any other Person who becomes a Subsidiary Borrower after the Closing Date pursuant to Section 4.03; provided, however, that a Subsidiary Borrower shall cease to be a Borrower hereunder, and shall not be entitled to receive any Credit Extension, from and after the date such Subsidiary Borrower ceases to be a Wholly-Owned Subsidiary of the Company.

         "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office or the Company's chief executive office is located (a "domestic Business Day") and, if such day relates to any Eurocurrency Rate Loan (including any notices, determinations, or payment of principal or interest in connection therewith), means (a) if such Loan is denominated in Dollars, any domestic Business Day on which commercial banks are conducting foreign exchange business in London, England, and (b) if such Loan is denominated in a Eurocurrency other than Dollars, any Business Day described under clause (a) on which commercial banks are conducting foreign exchange business in the city where disbursement of or payment on such Loans is to be made.

         "Capital Lease" means, at any date, any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, Dollar-denominated cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America or other institutions satisfactory to the Administrative Agent.

         "Change of Control" means (a) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding an employee benefit or stock ownership plan of the Company, is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of 25% or more on a fully diluted basis of the voting stock of the Company or shall have the right to elect a majority of the directors of the Company or (b) the Board of Directors of the Company shall cease to consist of a majority of Continuing Directors.

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986.

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         "Collateral" means all properties, rights, interests and privileges from time to time subject to the lien and security interests granted to the Administrative Agent for the benefit of the L/C Issuer and the Lenders by the Pledge Agreement or pursuant to Cash Collateralizations.

         "Commitment" means, as to each Lender, its obligation (a) to make Committed Loans to the Borrowers pursuant to Section 2.01, (b) to purchase participations in L/C Obligations, and (c) to purchase participations in Swing Line Loans, in an aggregate principal Dollar Equivalent amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "Aggregate Commitments").

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same Applicable Currency, and having the same Interest Period, made by each of the Lenders pursuant to Section 2.01 or Section 2.03(c)(i).

         "Committed Loan" has the meaning specified in Section 2.01.

         "Committed Loan Note" means a promissory note made by a Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C-1.

         "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
(b) a conversion of Committed Loans from one Type to the other, maintaining the same Applicable Currency, or (c) a continuation of Committed Loans as the same Type and maintaining the same Applicable Currency, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Company" has the meaning set forth in the introductory paragraph hereto.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D delivered pursuant to Section 6.06(b).

         "Consolidated EBITDA" means, for any period, the Consolidated Net Income (or loss) of the Company and its Subsidiaries for such period, adjusted by adding thereto (or subtracting, in the case of a gain) the following amounts to the extent deducted or included, as applicable, when calculating Consolidated Net Income (a) Consolidated Interest Expense, (b) income taxes, (c) any extraordinary gains or losses, (d) gains or losses from sales of assets (other than from sales of inventory in the ordinary course of business), (e) all amortization of goodwill and other intangibles, (f) depreciation and (g) any non-cash gains or losses resulting from the cumulative effect of changes in accounting principles; provided that there shall be excluded from such determination for such period the effect, pursuant to FAS 133, of write-ups and write-downs of assets or liabilities, and of non-cash gains and losses, based on the fair value of Hedging Obligations consisting of foreign currency options that are entered into for risk management purposes and not for purposes of speculation and that are properly designated and qualifying as "foreign currency hedging instruments" for purposes of FAS 133, although such Hedging Obligations may not be deemed "effective" hedges for purposes of FAS 133.

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         "Consolidated Interest Expense" means, for any period, the total interest expense (including amounts properly attributable to interest with respect to Capital Leases in accordance with GAAP and amortization of debt discount and debt issuance costs) of the Company and its Subsidiaries on a consolidated basis for such period.

         "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Subsidiaries, after tax, for such period computed on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth" means, at any time of determination, the total shareholders' equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on the balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Indebtedness" means, as to any Person at any time, all Indebtedness (other than Contingent Obligations) of the Company and its Subsidiaries determined on a consolidated basis.

         "Contingent Obligation" means, as to any Person, any obligation of such Person guaranteeing any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any obligation to maintain equity capital, net worth or solvency of any Foreign Subsidiary, to the extent, and only to the extent required by corporate or similar Law under which such Foreign Subsidiary is organized and existing. The amount of any Contingent Obligation shall be deemed to be an amount equal to the amount such Person guarantees but in any event not more than the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming, such Person is required to perform thereunder) as determined by such Person in good faith.

         "Continuing Directors" means the directors of the Company on the date hereof and each other director, if such director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

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         "Credit Extension" means each of the following: (a) a Committed
Borrowing, (b) a Swing Line Borrowing, and (c) an L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Dollar" and "$" means lawful money of the United States of America.

         "Dollar Equivalent" means, at any time, (a) as to any Obligations denominated in Dollars, the amount thereof at such time, and (b) as to any Obligations denominated in a Eurocurrency other than Dollars, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Eurocurrency on the most recent applicable Revaluation Date.

         "Domestic Subsidiary" means any Subsidiary of the Company other than a Foreign Subsidiary.

         "Due Date" has the meaning set forth in the definition of "Applicable Rate."

         "Election to Become a Subsidiary Borrower" means an Election to Become a Subsidiary Borrower in the form of Exhibit I, which shall be executed by each Subsidiary Borrower in accordance with Section 4.03(a)(ii).

         "Election to Terminate" means an Election to Terminate in the form of Exhibit J, which shall be executed by each Subsidiary Borrower in accordance with Section 4.03(b).

         "Eligible Assignee" has the meaning specified in Section 11.07(h).

         "EMU" means the economic and monetary union, as contemplated in the Treaty on European Union.

         "EMU Legislation" means legislative measures of the European Council for the introduction of, changeover to, or operation of, a single or unified European currency (whether known as the "euro" or otherwise).

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Company or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued under any such Law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment.

         "Environmental Laws" means any and all foreign, federal, state and local statutes, Laws, regulations, ordinances, judgments, permits and other governmental rules or regulations relating to human health, safety (including without limitation occupational safety and health standards), or the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with the Company or any of its Subsidiaries would be deemed to be a "single employee" (a) within the meaning of Section 414(b), (c),
(m) and (o) of the Code or (b) as a result of the Company or any of its Subsidiaries being, or having been a general partner of such person.

         "euro" means the single currency of Participating Member States of the European Union.

         "Eurocurrency" means Dollars, British pounds sterling, the euro, Hong Kong dollars, Swiss francs, any additional currency permitted in accordance with
Section 2.02(e) and, prior to the Euro Transition Cutoff Date, NCU's of Austrian schillings, Deutsche marks, Dutch guilders, French francs and Irish punts. From and after the Euro Transition Cutoff Date, Loans and Letters of Credit denominated in an NCU shall be automatically redenominated into the euro as of the close of business or such date at the applicable rate adopted and irrevocably fixed by the European Council (in accordance with Article 1091(4) of the Treaty on European Union) on December 31, 1998 as the official exchange rate between the euro and such NCU.

         "Eurocurrency Base Rate" has the meaning set forth in the definition of "Eurocurrency Rate."

         "Eurocurrency Rate" means for any Interest Period with respect to any Eurocurrency Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

              Eurocurrency Rate =          Eurocurrency Base Rate
                                  -----------------------------------
                                  1.00 - Eurocurrency Reserve Percentage

         Where,

         "Eurocurrency Base Rate" means, for such Interest Period:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in the Applicable Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the Applicable Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in the Applicable Currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London branch or Affiliate to major banks in the offshore Applicable Currency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurocurrency Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "Eurocurrency Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate.

         "Euro Transition Cutoff Date" means December 31, 2001, or such other date as shall be established as a successor to such date pursuant to EMU Legislation.

         "Event of Default" means any of the events or circumstances specified in Article VIII.

         "Existing Credit Agreement" means that certain credit agreement dated as of December 31, 1998, among the Company and certain of its Subsidiaries (as more fully described therein), ABN AMRO Bank N.V., as agent, and a syndicate of lenders.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "First Tier Foreign Subsidiary" means, at any date of determination, each Foreign Subsidiary in which any one or more of the Company or its Domestic Subsidiaries owns directly more than 50%, in the aggregate, of the Voting Stock of such Subsidiary; provided that, for purposes of Sections 5.01, 6.01(a) and 8.01(e), and for the purpose of determining whether the Voting Stock of such Subsidiary shall be pledged under the Pledge Agreement, Artesyn Barbados shall be deemed not to be a First Tier Foreign Subsidiary so long as (a) Artesyn Barbados remains a foreign sales corporation with assets not exceeding $50,000,
(b) the representation and warranty set forth in Section 5.20(a) remains true, and (c) Artesyn Barbados is not a Subsidiary Borrower hereunder.

         "Fixed Rate" means, in respect of any Loan requested under Section 2.04 other than a Base Rate Loan, a fixed rate of interest quoted for such Loan by the Swing Line Lender in accordance with the procedures set forth in Section 2.04(b).

         "Fixed Rate Loan" means a Swing Line Loan that bears interest at a rate based on the Fixed Rate.

         "Foreign Lender" has the meaning specified in Section 11.15.

         "Foreign Subsidiary" means each Subsidiary of the Company not incorporated under the laws of the United States or any State thereof.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantor" means the Company or a Subsidiary Guarantor.

         "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent on behalf of the Lenders, as set forth in Article X hereof.

         "Hazardous Materials" means (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, basis swaps, interest rate cap, floor and collar agreements, equity derivative transactions, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing) designed to protect such Person against fluctuations in interest rates, stock prices, currency exchange rates or other underlyings, provided (except as otherwise provided in Section 8.01(d)) that each of the foregoing is entered into for risk management purposes and not for speculative purposes. Unless and until the amount of the Hedging Obligations is fixed and determined, the Hedging Obligations shall be deemed to be fair value, if negative, of the hedge instrument reasonably determined in accordance with GAAP.

         "Honor Date" has the meaning set forth in Section 2.03(c)(i).

         "Indebtedness" means , as to any Person as of any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable and accrued expenses arising, in the ordinary course of business) to the extent such amounts would in accordance with GAAP be recorded as debt on a balance sheet of such Person, (d) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit (other than letters of credit which secure obligations in respect of trade payables or other letters of credit not securing Indebtedness, unless such reimbursement obligation remains unsatisfied for more than three Business Days), (f) all Indebtedness secured by a Lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, (g) all Contingent Obligations of such Person, and (h) all Synthetic Lease Obligations of such Person.

         "Indemnified Liabilities" has the meaning set forth in Section 11.05.

         "Indemnitees" has the meaning set forth in Section 11.05.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and
(b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or (in the case of any Eurocurrency Rate Loan) converted to or continued as a Eurocurrency Rate Loan, and ending on the date one, two, three or six months thereafter, as selected by the Company on behalf of itself or any other Borrower in its Committed Loan Notice; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the scheduled Maturity Date.

         "IRS" means the United States Internal Revenue Service.

         "Judgment Currency" has the meaning set forth in Section 11.19(a).

         "Judgment Currency Conversion Date" has the meaning set forth in
Section 11.19(a).

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the Dollar Equivalent, aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "L/C Subfacility Expiration Date" means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 11.02, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

         "Letter of Credit" means any standby letter of credit issued hereunder.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Sublimit" means the Dollar Equivalent amount equal to the lesser of the Aggregate Commitments and $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Lien" any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), security interest, or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease).

         "Loan" means an extension of credit by a Lender to a Borrower under
Article II in the form of a Committed Loan or a Swing Line Loan.

         "Loan Documents" means this Agreement, each Note, each Fee Letter, each Request for Credit Extension, each Compliance Certificate, each Subsidiary Guaranty Agreement, the Pledge Agreement, each Election to Become a Subsidiary Borrower, each Election to Terminate and any other certificates or agreements executed by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document.

         "Loan Parties" means, collectively, each Borrower, each Guarantor and each Pledgor.

         "Mandatory Cost Rate" means, with respect to any period, a rate per annum determined in accordance with Schedule 3.04.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "Material Domestic Subsidiary" means, at any time, any Domestic Subsidiary which is also a Material Subsidiary.

         "Material Subsidiary" has the meaning specified in Section 6.15.

         "Maturity Date" means (a) March 31, 2004, or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof.

         "Minimum Amount" means, in respect of any Borrowing, conversion, continuation or prepayment (a) of Eurocurrency Rate Loans denominated in Dollars, $5,000,000 or any multiple of $1,000,000 in excess thereof, (b) of Eurocurrency Rate Loans denominated in a Eurocurrency other than Dollars, the Dollar Equivalent amount of $5,000,000 or any multiple of 1,000,000 units of such Applicable Currency in excess thereof, (c) of Base Rate Loans, $5,000,000 or any multiple of $1,000,000 in excess thereof, or (d) of Swing Line Loans, $1,000,000 or any multiple of $100,000 in excess thereof.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "NCU" means the national currency unit (other than the euro) of a Participating Member State. From and after the Euro Transition Cutoff Date, all references to NCU shall mean instead the euro.

         "Non-Voting Stock" means, as to any Person, the capital stock of any class or classes or other equity interests (however designated and including any general partnership interests in a partnership) not having ordinary voting power for the election of directors or similar governing body of such Person.

         "Notes" means, collectively, the Committed Loan Notes and the Swing Line Note.

         "Obligation Currency" has the meaning set forth in Section 11.19(a).

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under the Bankruptcy Code of the United States of America (or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally) naming such Person as the debtor in such proceeding.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "Outstanding Amount" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding Dollar Equivalent principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America's London branch or Affiliate to major banks in the London or other applicable offshore interbank market.

         "Participant" has the meaning specified in Section 11.07(d).

         "Participating Member State" means each country which from time to time becomes a "participating member state" as described in EMU Legislation.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Encumbrances" means, as of any particular time, (a) such easements, leases, subleases, encroachments, rights of way, minor defects, irregularities or encumbrances on title which are not unusual with respect to property similar in character to any such Real Property and which do not secure Indebtedness and do not materially impair such Real Property for the purpose for which it is held or materially interfere with the conduct of the business of the Company or any of its Subsidiaries and
(b) municipal and zoning ordinances, which are not violated by the existing improvements and the present use made by the Company or any of its Subsidiaries of such Real Property.

         "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

         "Plan" means any multiemployer or single-employer plan subject to Title IV of ERISA which is maintained or contributed to by (or to which there is an obligation to contribute to) the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "Pledge Agreement" has the meaning specified in Section 4.01(d).

         "Pledged Shares" means the Pledged Shares as defined from time to time in the Pledge Agreement.

         "Pledgor" means the Company and any of its Domestic Subsidiaries that own voting stock or other equity interests in any First Tier Foreign Subsidiary.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

         "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

         "Real Property" means, in respect of any Person, all of the right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.

         "Register" has the meaning set forth in Section 11.07(c).

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Lenders" means, as of any date of determination, Lenders whose Voting Percentages aggregate more than 50%.

         "Responsible Officer" means the president, chief executive officer, chief operating officer, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Returns" has the meaning specified in Section 5.09.

         "Revaluation Date" means with respect to (a) any Loan and the payment of such Loan, the date such Loan is made; (b) any L/C Obligation and the payment of such obligation, the Honor Date; and (c) Outstanding Amounts and compliance with any limit or sublimit on Commitments or any calculation of fees, (i) the date of any Credit Extension, any conversion or continuation of Committed Loans, or payment of principal or interest on account of Committed Loans or Letters of Credit, and, in any event, no less frequently than every three months, or (ii) any additional dates as the Administrative Agent may, in its sole discretion or at the discretion of the Required Lenders, from time to time select.

         "Revenues" has the meaning set forth in Section 6.15(a).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in a Eurocurrency other than Dollars, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Eurocurrency.

         "Special Notice Currency" means, at any time, a Eurocurrency of a country other than Japan or a country that is located in North America or Europe and is a member of the Organization for Economic Cooperation and Development
(OECD) at such time.

         "Spot Rate" for a currency means the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of such currency with another currency through its principal foreign exchange trading office at approximately 8:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

         "Subsequent Participant" means each country that adopts the euro as its lawful currency after January 1, 1999.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

         "Subsidiary Borrower" means and includes Artesyn North America, Inc., Artesyn Cayman LP, Artesyn Technologies Communication Products, Inc. and any other Wholly-Owned Subsidiary of the Company that has become and remains a Subsidiary Borrower pursuant to Section 4.03.

         "Subsidiary Guarantor" means Artesyn North America, Inc., Artesyn Solutions, Inc., Artesyn Technologies Communication Products, Inc., Artesyn Communication Products LLC, and all other Material Domestic Subsidiaries of the Company which pursuant to Section 6.01(c) have become and remain Guarantors hereunder.

         "Subsidiary Guaranty Agreement" means a letter to the Administrative Agent in the form of Exhibit G hereto executed by a Subsidiary whereby it acknowledges that it is a party hereto as a Guarantor pursuant to Section 4.03(a) hereto.

         "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

         "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.04.

         "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" has the meaning specified in Section 2.04(a).

         "Swing Line Note" means a promissory note made by a Borrower in favor of the Swing Line Lender evidencing Swing Line Loans made by such Lender, substantially in the form of Exhibit C-2.

         "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $15,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Test Period" means, at any time of determination, the four consecutive fiscal quarters of the Company most recently ended, in each case taken as one accounting period.

         "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1,
1993).

         "Type" means (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan, and (b) with respect to a Swing Line Loan, its character as a Base Rate Loan or a Fixed Rate Loan.

         "UCC" means the Uniform Commercial Code as enacted in New York or other applicable jurisdictions.

         "Unfunded Current Liability" means, as to any Plan, the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting, Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of such Plan.

         "Unpaid Amounts" has the meaning set forth in Section 2.05(b)(ii).

         "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

         "Voting Percentage" means, as to any Lender, (a) at any time when the Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Committed Loans, plus (B) such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations, plus (C) such Lender's Pro Rata Share of the Outstanding Amount of Swing Line Loans, then comprises of (ii) the Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any Lender has failed to fund any portion of the Committed Loans, any participation in L/C Obligations or any participation in Swing Line Loans required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be -0-, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Committed Loans, L/C Advances or funded participations in Swing Line Loans, as the case may be.

         "Voting Stock" means, as to any Person, the capital stock of any class or classes or other equity interests (however designated and including general partnership interests in a partnership) having ordinary voting power for the election of directors or similar governing body of such Person.

         "Wholly-Owned Subsidiary" means, as to any Person, (a) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         1.02 Other Interpretive Provisions. With reference to this Agreement and any other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such references appear.

                  (iii) The term "including" is by way of example and not limitation.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in electronic or physical form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 Accounting Terms.

         (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.06 Currency Equivalents Generally. The Administrative Agent shall determine the Dollar Equivalent amount of Credit Extensions and Outstanding Amounts denominated in Eurocurrencies other than Dollars as of each Revaluation Date applicable thereto. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to one or more Borrowers from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate Dollar Equivalent amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this
Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

         2.02 Borrowings, Conversions and Continuations of Committed Loans.

         (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Committed Loans as the same Type shall be made upon the Company's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 noon, New York time, (i) three Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of such Eurocurrency Rate Loans to Base Rate

Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in a Eurocurrency other than Dollars, and (iii) on the requested date of any Committed Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Committed Borrowing of, conversion to or continuation of Committed Loans shall be in the Minimum Amount. Each Committed Loan Notice (whether telephonic or written) shall specify (A) whether the Company (on behalf of itself or a Subsidiary Borrower) is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Committed Loans as the same Type, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Committed Loans to be borrowed, converted or continued, (D) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (E) if applicable, the duration of the Interest Period with respect thereto, (F) the Applicable Currency with respect thereto, and (G) in respect of notices given by the Company on behalf of a Subsidiary Borrower, the identity of such Subsidiary Borrower. Committed Loans may only be continued as or converted into Committed Loans of the same Eurocurrency as originally borrowed. Eurocurrency Rate Loans denominated in Eurocurrencies other than Dollars may not be converted into Base Rate Loans. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then (I) if denominated in Dollars, the applicable Committed Loans shall be made or continued as, or converted to, Base Rate Loans, and (II) if denominated in a Eurocurrency other than Dollars, and (1) if in connection with a Committed Loan Notice, such Loans shall be made as Eurocurrency Rate Loans, or (2) if in connection with a conversion or continuation, such Loans shall be repaid on the last day of the then-current Interest Period. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If the Company fails to specify the Applicable Currency in any Committed Loan Notice, such Loan shall be made in Dollars.

         (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Committed Loans, and if such Loans are in a Eurocurrency other than Dollars, the Administrative Agent shall also promptly notify each Lender of (i) the Dollar Equivalent amount of such Committed Loans, and (ii) the Spot Rate used by the Administrative Agent to determine such Dollar Equivalent amount. If no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or any mandatory repayment described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 2:00 p.m., New York time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Borrowing is the initial Credit Extension, Section 4.02), the Administrative Agent shall make all funds so received available to the relevant Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Company on the books of Bank of America with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Company; provided, however, that if, on the date of the Committed Borrowing there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the relevant Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurocurrency Rate Loan. During the existence of a Default or Event of Default, no Committed Loans may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans be converted immediately to Base Rate Loans, or, in the case of Committed Loans denominated in Eurocurrencies other than Dollars, demand that any or all of such Loans be prepaid immediately and reborrowed as Base Rate Loans in Dollars.

         (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Eurocurrency Rate Loan upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Company and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) The Company may from time to time request Credit Extensions in currencies other than those listed in the definition of "Eurocurrencies" so long as any such currency is freely traded in the offshore interbank foreign exchange markets and freely transferable and freely convertible into Dollars. The Company shall request any such additional currency by making such request to the Administrative Agent not later than 10:00 a.m. New York time at least ten Business Days in advance of the date of any Committed Borrowing hereunder proposed to be made in such additional currency. Upon receipt of any such request, the Administrative Agent will promptly notify the Lenders thereof, and each Lender will use its best efforts to respond to such request within two Business Days of receipt thereof. Each Lender may accept or deny such request in its sole discretion, but shall be deemed to have accepted if it fails to reply to the Administrative Agent within such two Business Day period. If all Lenders consent to such currency, such currency shall thereafter be deemed for all purposes a "Eurocurrency" hereunder available for Credit Extensions.

         (f) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to (i) the liabilities or indebtedness of the Loan Parties to the Lenders under or pursuant to this Agreement or (ii) Lenders' Commitments, any reference in this Agreement to a minimum amount (or an integral multiple thereof) in an NCU of a Subsequent Participant to be paid to or by the Administrative Agent shall immediately, upon it becoming a Subsequent Participant, be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may specify.

         (g) The Administrative Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement with respect to the euro to the extent the Administrative Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs, or practices developed in connection with the euro. The Administrative Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of the Company or the Lenders, to the extent that any such modifications are not materially disadvantageous to the Borrowers or the Lenders, upon notice thereof.

         (h) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

         2.03 Letters of Credit.

         (a) The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the L/C Subfacility Expiration Date, to issue Letters of Credit denominated in Eurocurrencies for the account of the Borrowers, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit relating to such L/C Credit Extension if as of the date of such L/C Credit Extension, (w) the Outstanding Amount of all L/C Obligations and all Loans would exceed the Aggregate Commitments, (x) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Commitment, or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) subject to Section 2.03(b)(iii), the expiry date
                  of such requested Letter of Credit would occur more than one year after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of
                  Credit would occur after the L/C Subfacility Expiration Date, unless all the Lenders have approved such expiry date;

                           (D) the issuance of such Letter of Credit would
                  violate one or more policies of the L/C Issuer; or

                           (E) such Letter of Credit is in a face amount less
                  than $500,000 or the Dollar Equivalent thereof.

                  (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company (whether made on behalf of itself or any other Borrower) delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Any such Letter of Credit Application shall be made by the Company, whether on behalf of itself or any other Borrower, and each Subsidiary Borrower hereby irrevocably appoints the Company as its agent hereunder to issue any such Letter of Credit Application on its behalf pursuant to this Section 2.03(b). Any such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency (which shall be a Eurocurrency) thereof; (C) the expiry date thereof;
         (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder;
         (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) in respect of a Letter of Credit to be issued for the account of a Subsidiary Borrower, the identity of such Subsidiary Borrower; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended;
         (2) the proposed date of amendment thereof (which shall be a Business
         Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably require. No amendment may change the currency in which draws on such Letter of Credit are payable.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the relevant Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                  (iii) If the Company, whether on behalf of itself or any other Borrower, so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Evergreen Letter of Credit"); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company, whether on behalf of itself or any other Borrower, shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the L/C Subfacility Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice on or before five Business Days prior to the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Company (whether on behalf of itself or any other Subsidiary Borrower) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the relevant Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) Drawings and Reimbursements; Funding of Participations.

                  (i) Upon any drawing under any Letter of Credit, but in any event, no later than the Business Day immediately preceding the Honor Date, the L/C Issuer shall notify the relevant Borrower and the Administrative Agent thereof. Not later than 11:00 a.m., New York time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the relevant Borrower shall reimburse the L/C Issuer through the Administrative Agent in Dollars equal to the Dollar Equivalent amount of such drawing. If the relevant Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of (A) the Honor Date, (B) the Dollar Equivalent amount of the unreimbursed drawing (the "Unreimbursed Amount"), (C) such Lender's Pro Rata Share thereof, and
         (D) in the case of any drawing in a Eurocurrency other than Dollars, the Spot Rate used by the Administrative Agent to calculate the Dollar Equivalent amount. In such event, the relevant Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans in Dollars to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the Minimum Amount for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Committed Base Rate Loan to the relevant Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the relevant Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in Dollars in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
         Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                  (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the relevant Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the relevant Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the relevant Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the relevant Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Committed Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the relevant Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the relevant Borrower.

         The relevant Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions (made on behalf of such relevant Borrower) or other irregularity, the relevant Borrower will immediately notify the L/C Issuer. The relevant Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Subfacility Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the applicable Borrower shall immediately Cash Collateralize in Dollars the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount) and, no later than two Business Days after each quarterly Revaluation Date, pledge to the Administrative Agent such additional Cash Collateral as may be necessary to cause the amount of Cash Collateral to equal or exceed the then-current Outstanding Amount of all L/C Obligations.

         (h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit.

         (i) Letter of Credit Fees. The applicable Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee in Dollars for each Letter of Credit equal to the Applicable Rate times the actual daily Dollar Equivalent maximum amount available to be drawn under each Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the L/C Subfacility Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The applicable Borrower shall pay directly to the L/C Issuer for its own account a fronting fee in Dollars in an amount with respect to each Letter of Credit, equal to 1/8 of 1% (0.125%) per annum on the daily maximum Dollar Equivalent amount available to be drawn thereunder, due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the L/C Subfacility Expiration Date. In addition, the applicable Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.04 Swing Line Loans.

         (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars (each such loan, a "Swing Line Loan") to any Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Outstanding Amount of Committed Loans of the Swing Line Lender in its capacity as a Lender of Committed Loans, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan,
(i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender's Commitment, and provided, further, that the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the applicable Borrower may borrow under this Section 2.04, prepay under Section 2.06, and reborrow under this Section 2.04; provided, however, that the Swing Line Lender may terminate or suspend the Swing Line at any time in its sole discretion upon notice to the Company. Each Swing Line Loan shall be a Base Rate Loan or a Fixed Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line

Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

         (b) Borrowing Procedures. Unless the Swing Line Lender has notified the Borrowers that the Swing Line has been terminated or suspended as provided in
Section 2.04(a), any Borrower may request a Swing Line Borrowing as provided for below. Upon the request of the Company (which request may be made by telephone), the Swing Line Lender shall provide the Company with a Fixed Rate quote that it determines would apply, at such time, to a Swing Line Loan in the amount requested by the Company. Each Swing Line Borrowing shall be made upon the Company's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., New York time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000, (ii) the requested borrowing date, which shall be a Business Day, (iii) the Type of Swing Line Loan to be borrowed, and (iv) in respect of notices given by the Company on behalf of a Subsidiary Borrower, the identity of such Subsidiary Borrower. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m., New York time, on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in
Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m., New York time, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower by Fedwire transfer or at its office by crediting the account of the applicable Borrower on the books of the Swing Line Lender in immediately available funds.

         (c) Refinancing of Swing Line Loans.

                  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of any applicable Borrower (which Borrowers hereby irrevocably request the Swing Line Lender to so request on their behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m., New York time, on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Committed Borrowing cannot be requested in accordance with Section 2.04(c)(i) or any Swing Line Loan cannot be refinanced by such a Committed Borrowing, the Committed Loan Notice submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Lender's obligation to make Committed Loans or to purchase and fund participations in Swing Line Loans pursuant to this
         Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the applicable Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such purchase of participations shall not relieve or otherwise impair the obligation of any applicable Borrower to repay Swing Line Loans, together with interest as provided herein.

         (d) Repayment of Participations.

                  (i) At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

         (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans. Until each Lender funds its Committed Base Rate Loan or participation pursuant to this Section 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

         (f) Payments Directly to Swing Line Lender. The applicable Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         2.05 Prepayments.

         (a) Each Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 2:00 p.m., New York time, (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) five Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in a Eurocurrency other than Dollars, and
(C) on the date of prepayment of Base Rate Loans; and (ii) any such prepayment shall be in the Minimum Amount. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Committed Loans to be prepaid, and the currency of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the respective Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

         (b) Each Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., New York time, on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $500,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the respective Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         (c) If on any Revaluation Date the Administrative Agent shall have determined that the aggregate Outstanding Amount exceeds the Aggregate Commitments due to a change in applicable Spot Rates between Dollars and other Eurocurrencies, then the Administrative Agent shall give notice to the Company that a prepayment is required under this Section, and the Company agrees thereupon to make prepayments of Committed Loans and, after all Committed Loans have been prepaid, to Cash Collateralize Letters of Credit such that, after giving effect to such prepayment and Cash Collateralization the aggregate Outstanding Amount that is not Cash Collateralized does not exceed the Aggregate Commitments. If for any reason other than fluctuation of Spot Rates the aggregate Outstanding Amount at any time exceeds the Aggregate Commitments then in effect, the Company shall immediately prepay Committed Loans and, after all Committed Loans have been prepaid, Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

         2.06 Reduction or Termination of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 2:00 p.m., New York time, five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment and utilization fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

         2.07 Repayment of Loans.

         (a) Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans and L/C Borrowings made to it and outstanding on such date.

         (b) Each Borrower shall repay each Swing Line Loan made to it on the earliest to occur of (i) the date seven Business Days after such Loan is made,
(ii) the date demand therefor is made by the Swing Line Lender and (iii) the Maturity Date.

         2.08 Interest.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (A) the Base Rate plus the Applicable Rate, or (B) the Fixed Rate, as the case may be.

         (b) While any Event of Default exists or after acceleration, each Borrower shall pay interest on the principal amount of all of its respective outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.09 Fees.

         In addition to certain fees described in subsections (i) and (j) of
Section 2.03:

         (a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall accrue at all times until the Maturity Date, including at any time during which one or more of the conditions in Article IV is not met.

         (b) Utilization Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a utilization fee in Dollars equal to the Applicable Rate times the actual daily aggregate Outstanding Amount of Loans and L/C Obligations on each day that such aggregate Outstanding Amount exceeds 50% of the Aggregate Commitments. The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears. Subject to the limitations set forth above, the utilization fee shall accrue at all times until the Maturity Date, including at any time during which one or more of the conditions in Article IV is not met.

         (c) Arrangement and Agency Fees. The Company shall pay an arrangement fee in Dollars to the Arranger for the Arranger's own account, and shall pay an agency fee in Dollars to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement, dated October 24, 2000 (the "Agent/Arranger Fee

Letter"), between the Company, the Arranger and Bank of America. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         (d) Lenders' Upfront Fee. The Company agrees to pay on the Closing Date to the Administrative Agent, for its own account and for the account of the Lenders, an upfront fee in an amount agreed between the Administrative Agent and the Company, calculated based on each Lender's Commitment and allocated by the Administrative Agent. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

         2.10 Computation of Interest and Fees. Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.11 Evidence of Debt.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Loans or L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Committed Loan Note or a Swing Line Note, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

         2.12 Payments Generally.

         (a) All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by each Borrower, with respect to principal of, interest on, and any other amounts relating to, any Eurocurrency Rate Loan, shall be made in the Eurocurrency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made to the Administrative Agent for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office, in Same Day Funds, and
(i) in the case of any Eurocurrency payments other than in Dollars, no later than such time on the dates specified herein as may be determined by the Administrative Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and
(ii) in the case of any Dollar payments, no later than 2:00 p.m. (New York time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than 2:00 p.m. (New York time), or later than the time specified by the Administrative Agent as provided in clause (i) above (in the case of Eurocurrency payments other than in Dollars), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. Notwithstanding any other provisions of this Agreement, if and to the extent that EMU Legislation provides that amounts denominated in the euro or in NCU may be paid within a country in either the euro or the NCU of that country by crediting an account of the creditor in that country, payments hereunder may be made in either the euro or such NCU.

         (b) Subject to the definition of "Interest Period," if any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

         (d) Unless the relevant Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if such Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate (or in the case of a payment in a Eurocurrency other than Dollars, the Overnight Rate) from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to such Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate (or in the case of a payment in a Eurocurrency other than Dollars, the Overnight Rate) from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the relevant Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

         (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09 with respect to such participation as fully as if such Lender were the direct creditor of any such applicable Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 Taxes.

         (a) Any and all payments by any Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, each Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If any Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, such Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) Each Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection
(d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans in the Applicable Currency, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, the Applicable Currency in the applicable Eurocurrency market, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the relevant Borrower through the Administrative Agent, any obligation set forth elsewhere herein of such Lender to make or continue Eurocurrency Rate Loans in such Eurocurrency or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the relevant Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, such Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, such Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 Inability to Determine Rates. If the Administrative Agent determines in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) Eurocurrency deposits are not being offered to banks in the Applicable Currency market for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Base Rate for such Eurocurrency Rate Loan, or (c) the Eurocurrency Base Rate for such Eurocurrency Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly notify the Company and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in such Applicable Currency shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Committed Borrowing, conversion or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

         3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized, as to Eurocurrency Rate Loans, in the determination of the Eurocurrency Rate, then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the relevant Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the relevant Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The Company shall pay to each Lender as long as such Lender shall be, in respect of any Eurocurrency Rate Loans or any Letters of Credit denominated in Eurocurrencies other than Dollars, required to maintain reserves or reserve asset ratios or to make special deposits under any applicable regulations of the Central Bank or other relevant Governmental Authority in the country in which the Applicable Currency circulates, additional costs (including in the case of any such Eurocurrency Rate Loans denominated in British pounds sterling, additional interest on such Eurocurrency Rate Loans based on the Mandatory Cost Rate, as set forth in Schedule 3.04) on the unpaid principal amount of each such Eurocurrency Rate Loan or the amount of such Letter of Credit equal to the costs of such reserves or deposits as allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each Honor Date or date on which interest is payable on such Loan, as the case may be, provided the Company shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date or Honor Date, such additional interest shall be due and payable 15 days from receipt of such notice.

         3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the relevant Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company on behalf of such Borrower; or

         (c) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 11.16; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Such Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         For purposes of calculating amounts payable by the relevant Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Base Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

         3.06 Matters Applicable to all Requests for Compensation.

         (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b) Upon any Lender's making a claim for compensation under Section
3.01 or 3.04, the Company may remove or replace such Lender in accordance with
Section 11.16.

         (c) No Borrower shall be obligated to pay any amounts under Section 3.04(a) or (b) which arose prior to the date which is 180 days preceding the date of the respective demand required by such Section or which is attributable to periods prior to the date which is 180 days preceding the date of any such demand; provided however, that this subsection (c) shall not apply to any such amounts that arise as a result of a change in any applicable Law or regulation having retroactive effect.

         3.07 Survival. All of the obligations of each Borrower under this
Article III shall survive termination of the Commitments and payment in full of all the other Obligations.

                                  ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (vi) below with respect to which the Company has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly but in no event more than 30 Business Days following the Closing Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel, subject to Section 9.04(b):

                  (i) executed counterparts of this Agreement and the Pledge Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

                  (ii) to the extent requested by any Lender, Committed Loan Notes executed by each Borrower in favor of any such requesting Lender, each in a principal amount equal to such Lender's Commitment;

                  (iii) to the extent requested by the Swing Line Lender, a Swing Line Note executed by each Borrower in favor of the Swing Line Lender in the principal amount of the Swing Line Sublimit;

                  (iv) an executed Subsidiary Guaranty Agreement from each Guarantor existing as of the Closing Date, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

                  (v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of the Secretary or Assistant Secretary of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                  (vi) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Loan Party's Organization Documents, certificates of good standing and qualification to engage in business;

                  (vii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or reasonably could be expected to have a Material Adverse Effect;

                  (viii) an opinion of counsel to each Loan Party in form and substance satisfactory to the Administrative Agent;

                  (ix) opinions of foreign counsel in form and substance satisfactory to the Administrative Agent;

                  (x) evidence in form and substance satisfactory to the Administrative Agent that the security interest in the Pledged Shares granted by the Pledgors to the Administrative Agent (on behalf of the Lenders) pursuant to the Pledge Agreement has been, or promptly after the Closing Date will be, properly perfected;

                  (xi) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

                  (xii) a funding indemnity letter in respect of any Eurocurrency Rate Loans to be funded on the Closing Date;

                  (xiii) one or more Committed Loan Notices in respect of any Borrowings consisting of Eurocurrency Rate Loans to be made on the Closing Date; and

                  (xiv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         (c) Unless waived by the Administrative Agent, the Company shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

         (d) The Company, Artesyn North America, Inc. and Artesyn Communication Products LLC shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit F (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Pledge Agreement") and shall have delivered to the Administrative Agent for the benefit of the Lenders, as pledgee thereunder, all of the Pledged Shares referred to therein, accompanied by executed and undated stock powers (or other applicable documents or agreements), and the Pledge Agreement shall be in full force and effect.

         4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Committed Loans as the same Type) is subject to the following conditions precedent:

         (a) The representations and warranties of each Borrower contained in
Article V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

         (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

         (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         (d) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

         Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Committed Loans as the same Type) submitted by the Company (whether on behalf of itself or any other Borrower) shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

         4.03 Subsidiary Borrowers, etc.

         (a) At any time that the Company desires that a Wholly-Owned Subsidiary of the Company become a Subsidiary Borrower hereunder, such Subsidiary shall satisfy the following conditions at the time it becomes a Subsidiary Borrower:

                  (i) if requested by any Lender, such Subsidiary Borrower shall have executed and delivered a Committed Loan Note in favor of such Lender and, if appropriate, a Swing Line Note; in each case satisfying the conditions set forth herein;

                  (ii) such Subsidiary Borrower shall have executed and delivered an Election to Become a Subsidiary Borrower, which shall be in full force and effect, and if such Subsidiary Borrower is a Domestic Subsidiary, such Subsidiary Borrower shall deliver a Subsidiary Guaranty Agreement in the form of Exhibit G, and if such Subsidiary Borrower is a First Tier Foreign Subsidiary, the Company shall cause 65% of the Voting Stock of such Subsidiary to be pledged to the Administrative Agent, to the extent not having been previously so pledged;

                  (iii) to the extent any of the documents, writings, records, instruments and consents that would have been required by Section 4.01(a)(v) and (vi) if such Subsidiary Borrower had been subject thereto on the Closing Date had not been theretofore delivered, such items shall have been delivered to, and shall be satisfactory to, the Administrative Agent; and

                  (iv) such Subsidiary Borrower shall have received the consent of the Administrative Agent and the Lenders, such consent not to be unreasonably withheld.

         (b) Each Subsidiary Borrower shall cease to be a Borrower hereunder upon the delivery to the Administrative Agent of an Election to Terminate in the form of Exhibit J hereto of such Subsidiary Borrower ceasing to be a Subsidiary Borrower. Upon ceasing to be a Borrower pursuant to the preceding sentence, such Borrower shall lose the right to request Credit Extensions hereunder, but such circumstance shall not affect any obligation such Subsidiary Borrower theretofore incurred.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

         5.01 Existence, Qualification and Power; Subsidiaries. Each Loan Party and each First Tier Foreign Subsidiary (a) is duly organized, validly existing and, if applicable, in good standing, under the Laws of the jurisdiction of its incorporation or organization, (b) has the corporate or comparable power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (c) is duly qualified as a foreign corporation or other business entity and, if applicable, is in good standing if its business requires such qualification, in each case except where the failure of the foregoing would not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 hereto identifies, as of the Closing Date, each Subsidiary, the respective jurisdictions of their incorporation or organization, the percentage of issued and outstanding shares of each class of its capital stock (or other equity interest) owned by the Company and its Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares or comparable equity interest as required by law), a description of each class of its authorized capital stock (or other equity interest) and the number of shares of each class issued and outstanding. All of the issued and outstanding shares of capital stock (or other equity interest) of each Subsidiary are validly issued and outstanding and fully paid and nonassessable. As of the Closing Date, such shares (or other equity interest) owned by the Company and its Subsidiaries are owned beneficially, and of record, free of any Lien (other than pursuant to the Pledge Agreement).

         5.02 Power and Authority. Each Loan Party has the corporate or comparable power and authority to execute, deliver and perform the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate or comparable action to authorize the execution, delivery and performance by it of each of such Loan Document. Each Loan Party has duly executed and delivered each of the Loan Documents to which it is a party, and each of such Loan Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         5.03 No Violation. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (a) contravenes any provision of any Law or any order, writ, injunction or decree of any court or governmental instrumentality, (b) conflicts or is inconsistent with or results in any breach of any of the terms, covenants, conditions or provisions of, or constitutes a default under, or results in the creation or imposition of (or the obligation to create or impose) any Lien (other than pursuant to the Pledge Agreement) upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject, except where such conflict, inconsistency, breach or default would not reasonably be expected to result in a Material Adverse Effect or (c) violates any provision of any Organization Document of the Company or any of its Subsidiaries.

         5.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Closing Date or the relevant Credit Extension, as applicable, and which remain in full force and effect), or exemption by, any Governmental Authority, or any subdivision thereof, is required to be obtained by any Loan Party to authorize, or is required for, (a) the execution, delivery and performance of any Loan Document or (b) the legality, validity, binding effect or enforceability of any Loan Document.

         5.05 Financial Statements; Financial Condition. All audited year-end financial statements heretofore delivered to the Lenders showing historical performance of the Company for each of the fiscal years ended on or before December 31, 1999, and any unaudited quarterly financial statements heretofore delivered to the Lenders, have been prepared in accordance with

GAAP applied on a basis consistent with that of the previous fiscal year, except as otherwise noted therein, and subject to ordinary, good-faith year-end audit adjustments and the absence of footnotes in the case of any such quarterly financial statements. Each of such financial statements fairly presents on a consolidated basis the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby. As of the Closing Date, the Company and its Subsidiaries included in such financial statements have no contingent liabilities material to the Company and its Subsidiaries taken as a whole, other than those disclosed herein or in such financial statements referred to in this Section 5.05 or in comments or footnotes thereto, or in any report supplementary thereto, heretofore furnished to the Lenders. Since December 31, 1999, there has been no Material Adverse Effect.

         5.06 Litigation; Labor Controversies.

         (a) Except as set forth in Schedule 5.06, there are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened against the Company or any of its Subsidiaries in which there is a reasonable likelihood of an adverse decision (i) which in any manner draws into question the validity or enforceability of any Loan Document or (ii) that would reasonably be expected to have a Material Adverse Effect; and

         (b) except as set forth on Schedule 5.06, there are no labor controversies pending or, to the best knowledge of any Borrower, threatened against the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect.

         5.07 True and Complete Disclosure. All factual information (except projections and forecasts provided in good faith and based on reasonable estimates as to which no representation is made) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Lender (including all information relating to the Company and its Subsidiaries contained in the Loan Documents for purposes of or in connection with this Agreement, or any transaction contemplated herein), is to the knowledge of the Company (and subject to any limitations and qualifications set forth therein) true and accurate in all material respects on the date as of which such information is dated or certified and not, taken as a whole, incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

         5.08 Use of Proceeds; Margin Regulations.

         (a) All proceeds of Loans shall be used by the respective Borrowers (i) to repay certain existing Indebtedness of the Company and its Subsidiaries, or
(ii) for the working capital and general corporate purposes of the Company and its Subsidiaries, including non-hostile acquisitions as permitted by Section 7.05(g).

         (b) No part of the proceeds of any Loan will be used by any Borrower or any Subsidiary thereof to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         5.09 Tax Returns and Payments. Each of the Company and its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or pursuant to applicable extensions thereof, with the appropriate taxing authority, all foreign, Federal and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and any of its Subsidiaries, except where the failure to so file would not reasonably be expected to result in a Material Adverse Effect. Each of the Company and its Subsidiaries has paid all material taxes payable by them as set forth in such Returns other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with GAAP and which if unpaid would reasonably be expected to result in a Material Adverse Effect.

         5.10 Compliance with ERISA. Each Plan is in substantial compliance with the material provisions of ERISA and the Code; no Reportable Event has occurred with respect to any Plan; no Plan is insolvent or in reorganization; the aggregate Unfunded Current Liability for all Plans does not exceed $1,000,000, and no Plan has any accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all material contributions required to be made with respect to a Plan have been timely made; neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), or 4971 of the Code; no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan other than pursuant to Section 4041(b) of ERISA; and no Lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary of the Company or any ERISA Affiliate arise on account of any Plan.

         5.11 Compliance with Statutes, etc.. Each of the Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by all Governmental Authorities in respect of the conduct of their businesses and the ownership of their property, except any such noncompliance as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         5.12 Environmental Matters.

         (a) In the ordinary course of its business, the Company and its Subsidiaries conduct an ongoing review of the effect of Environmental Laws on the Properties and all aspects of the business and operations of the Company and its Subsidiaries in the course of which the Company identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of Properties currently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with standards imposed by law and any actual or potential liabilities to third parties, including employees or governmental entities, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary has given, nor is it required to give, nor has it received, any written notice, letter, citation, order, warning, complaint, inquiry, claim or demand to or from any governmental entity or in connection with any court proceeding that would reasonably be expected to have a Material Adverse Effect claiming that: (i) the Company or any Subsidiary has violated, or is about to violate, any Environmental Law; (ii) there has been a release, or that there is a threat of release, of Hazardous Materials from the Company's or any Subsidiary's Property, facilities, equipment or vehicles; (iii) the Company or any Subsidiary may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of Hazardous Materials; or (iv) any of the Company's or any Subsidiary's Property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any Environmental Law arising from, or costs incurred by such governmental entity in response to, a release of a Hazardous Materials.

         5.13 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         5.14 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935.

         5.15 Patents, Licenses, Franchises and Formulas. Each of the Company and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, or each has obtained licenses or assignments of all other rights of whatever nature necessary for the present conduct of its businesses, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would reasonably be expected to result in a Material Adverse Effect.

         5.16 Properties. Each of the Company and its Subsidiaries has good title to all material Properties owned by them, free and clear of all Liens, other than as permitted by Section 7.04.

         5.17 Solvency. On and as of the Closing Date, (a) the sum of the assets, at a fair valuation, of the Company (on a stand-alone basis), each Subsidiary Borrower (on a stand-alone basis) and the Company and its Subsidiaries (taken as a whole) will exceed the debts of the Company (on a stand-alone basis), such Subsidiary Borrower (on a stand-alone basis) or the Company and its Subsidiaries (taken as a whole), as applicable; (b) the Company (on a stand-alone basis), each Subsidiary Borrower (on a stand-alone basis) and the Company and its Subsidiaries (taken as a whole) have not incurred and do not intend to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature; and (c) the Company (on a stand-alone basis), each Subsidiary Borrower (on a stand-alone basis) and the Company and its Subsidiaries (taken as a whole) will have sufficient capital and assets with which to conduct their businesses. For purposes of this Section 5.17, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         5.18 Capitalization. On the Closing Date, (a) the authorized and issued capital stock (or other equity interest) of the Company and its Subsidiaries are as set forth on Schedule 5.01, and (b) the corporate organizational structure of the Company and its Subsidiaries is as set forth in Schedule 5.18. All outstanding shares of capital stock of the Company have been duly and validly issued, and are fully paid and nonassessable. As of the Closing Date, the Company and its Subsidiaries do not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock (or other equity interest), except for employee and director stock options and except as set forth on Schedule 5.01.

         5.19 Security Interests. On and after the Closing Date, the Pledge Agreement (to the extent so provided therein) creates, as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens except as permitted by Section 7.04, in favor of the of the Administrative Agent for the benefit of the Lenders. No filings or recordings are required in order to perfect the security interests created under the Pledge Agreement.

         5.20 First Tier Foreign Subsidiaries.

         (a) Artesyn Barbados (i) is a foreign sales corporation created and existing in accordance with the Code, (ii) is not engaged in any business activities other than those permitted to be engaged in by foreign sales corporations under the Code, and (iii) does not own any equity or other ownership interest (however designated) in any Subsidiary or other Person.

         (b) Artesyn Germany (i) has as its sole material asset one or more inter-company receivables from Artesyn Austria GmbH, an Austrian limited liability company, (ii) is not engaged in any business activities other than holding the inter-company receivables described in clause (i) above, and (iii) does not own any equity or other ownership interest (however designated) in any Subsidiary or other Person.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         Each Borrower covenants and agrees that on and after the date hereof and until the Commitments and all Letters of Credit have terminated, and the Loans, any Unreimbursed Amounts and the Notes, together with interest, any commitment, utilization or other fees, and all other obligations incurred hereunder and thereunder, are paid in full:

         6.01 Existence; Subsidiaries.

         (a) The Company shall, and shall cause each Subsidiary Borrower, each Pledgor, each Guarantor and each First Tier Foreign Subsidiary to, preserve and maintain its corporate or comparable existence, subject to the provisions of
Section 7.02 hereof.

         (b) Within 30 days after the Company establishes or acquires any Subsidiary, the Company shall deliver to the Administrative Agent information setting forth the legal name of such Subsidiary, the jurisdiction of its incorporation or organization, the percentage of issued and outstanding shares of each class of its capital stock (or other equity interest) owned by the Company and its Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares or comparable equity interest as required by law), a description of each class of its authorized capital stock (or other equity interest) and the number of shares of each class issued and outstanding.

         (c) As a condition to establishing or acquiring any Material Domestic Subsidiary or if any Subsidiary becomes a Material Domestic Subsidiary, unless the Required Lenders otherwise agree, the Company shall, promptly after the establishment or Acquisition (or such change) thereof, (i) cause such Subsidiary to execute a Subsidiary Guaranty Agreement in accordance with Section 6.15, and
(ii) cause such Subsidiary to deliver documentation similar to that described in Sections 4.01(a)(v), (vi), (vii) and (viii), and relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Guarantor under the Guaranty in form and substance satisfactory to the Administrative Agent.

         (d) As a condition to establishing or acquiring any First Tier Foreign Subsidiary or if any Subsidiary becomes a First Tier Foreign Subsidiary, unless the Required Lenders otherwise agree, the Company shall, promptly after the establishment or Acquisition (or such change) thereof, (x) cause 65% of the Voting Stock of such Subsidiary to be pledged under the Pledge Agreement, and
(y) deliver to the Administrative Agent certificates of such Voting Stock, accompanied by executed and undated stock powers and any other instruments, certificates or other documents which are required, customary or advisable in the view of the Administrative Agent in connection with such a pledge of Voting Stock.

         6.02 Maintenance. The Company shall, and shall cause each of its Material Subsidiaries to, maintain, preserve and keep its plants, Properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition and shall from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, Properties and equipment shall be reasonably preserved and maintained.

         6.03 Taxes. The Company shall duly pay and discharge, and shall cause each of its Subsidiaries duly to pay and discharge, all material taxes, rates, assessments, fees and governmental charges upon or against it or against its Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Company or such Subsidiary or unless and to the extent that the failure to pay and discharge the same would not reasonably be expected to result in a Material Adverse Effect.

         6.04 ERISA. The Company shall, and shall cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its material properties or assets and shall promptly notify the Administrative Agent of (a) the occurrence of any reportable event (as defined in ERISA) affecting a Plan, other than any such event of which the PBGC has waived notice by regulation, (b) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its or any of its Subsidiaries' intention to terminate or withdraw from any Plan, and (e) the occurrence of any event affecting any Plan which would reasonably be expected to result in the incurrence by the Company or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any of its Subsidiaries under a post-retirement welfare Plan benefit.

         6.05 Insurance. The Company shall insure, and keep insured, and shall cause each of its Material Subsidiaries to insure, and keep insured, with good and responsible insurance companies, all insurable Property owned by it of a character usually insured by companies similarly situated and operating like Property. To the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Company will also insure, and cause each of its Material Subsidiaries to insure, employers' and public and product liability risks with good and responsible insurance companies. The Company will, upon the request of any Lender through the Administrative Agent, furnish to such Lender through the Administrative Agent a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 6.05.

         6.06 Financial Reports and Other Information.

         (a) The Company shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting in accordance with GAAP and shall deliver to the Administrative Agent and each of the Lenders:

                  (i) within 90 days after the end of each fiscal year of the Company, a copy of the Company's financial statements for such fiscal year, including the consolidated balance sheet of the Company for such year and the related statement of income and statement of cash flow, as certified by independent public accountants of recognized national standing selected by the Company in accordance with GAAP with such accountants' opinion (such opinion to be unqualified) to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial position of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (ii) within 45 days after the end of each of the first three quarterly fiscal periods of the Company, a consolidated unaudited balance sheet of the Company, and the related statement of income and statement of cash flow, as of the close of such period, all of the foregoing prepared by the Company in reasonable detail in accordance with GAAP and certified by the Company's Responsible Officer as fairly presenting the financial condition as at the dates thereof and the results of operations for the periods covered thereby; and

                  (iii) promptly after the sending or filing thereof, copies of all other regular, periodic and special reports and all registration statements the Company files with the SEC or any successor thereto, or with any national securities exchanges.

         (b) Each financial statement furnished to the Lenders pursuant to subsection (i) or (ii) of Section 6.06(a) shall be accompanied by a written certificate in the form attached hereto as Exhibit D signed by the Company's Responsible Officer (i) to the effect that no Default or Event of Default has occurred and is continuing during the period covered by such statements or, if any such Default or Event of Default has occurred and is continuing during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same, (ii) setting forth, in reasonable detail, calculations of the Company's compliance with the terms of Sections 6.11, 6.12 and 6.13 and (iii) listing Material Subsidiaries of the Company.

         (c) The Company will promptly (and in any event within three Business Days after the Responsible Officer of any Borrower has knowledge thereof) give notice to the Administrative Agent and each Lender:

                  (i) of the occurrence of any Default or Event of Default;

                  (ii) of any default or event of default under any Contractual Obligation (which would reasonably be expected to have a Material Adverse Effect) of the Company or any of its Subsidiaries;

                  (iii) of a Material Adverse Effect;

                  (iv) of the institution of any litigation or governmental proceeding of the type required to be described in Section 5.06 hereof;

                  (v) of (A) any and all enforcement, cleanup, removal or other governmental or regulatory actions affecting the Company or any of its Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws, (B) all other Environmental Claims, and
         (C) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could reasonably be anticipated to cause the property of the Company or any of its Subsidiaries or any part thereof to be subject to any restrictions on ownership, occupancy, transferability or use of such property under any Environmental Laws, if, individually or in the aggregate, the events or conditions described or the amount claimed in clauses (A), (B) and (C) would reasonably be expected to result in a Material Adverse Effect;

                  (vi) of any material change in the information set forth on the Schedules hereto; and

                  (vii) of any management letters issued by the Company's auditors with a copy thereof.

         (d) Reports required to be delivered pursuant to Sections 6.06(a)(i),
(ii) or (iii) shall be deemed to have been delivered on the date on which the Company posts such reports on the Company's website on the Internet at the website address listed on Schedule 11.02 hereof or when such report is posted on the Securities and Exchange Commission's website at www.sec.gov.; provided that
(x) the Company shall deliver copies of such reports to the Administrative Agent or any Lender who requests the Company to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent and such Lender, (y) the Company shall notify by facsimile or electronic mail the Administrative Agent and each Lender of the posting of any such reports, and (z) in every instance the Company shall provide paper copies of the Compliance Certificates required by Section 6.06(b) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

         6.07 Lender Inspection Rights. Upon reasonable notice from the Administrative Agent or any Lender through the Administrative Agent, the Company will, (at the Company's expense during the occurrence and continuation of a Default or an Event of Default) permit the Administrative Agent or such Lender (and such Persons as the Administrative Agent or any such Lender may designate) during normal business hours to visit and inspect, under the Company's guidance, any of the Properties of the Company or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, all at such reasonable times and as often as may be reasonably requested; provided that, in the absence of a Default, such inspections shall occur no more frequently than twice in any fiscal year.

         6.08 Use of Proceeds; Regulation U. The proceeds of each Borrowing, and the credit provided by Letters of Credit, will be used by the respective Borrowers for the purposes set forth in Section 5.08. No Borrower will use any part of the proceeds of any of the Borrowings or of the Letters of Credit directly or indirectly to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         6.09 Use of Property and Facilities; Environmental Laws.

         (a) The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all Environmental Laws applicable to or pertaining to the Properties or business operations of the Company or any Subsidiary, except where failure to comply would not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Company shall not, and shall not permit any Person within its control to, except in accordance with applicable Law, dispose of any Hazardous Material into, onto or upon any real property owned or operated by the Company or any of its Subsidiaries.

         (b) The Company shall promptly provide the Lenders with copies of any notice or other instrument of the type described in Section 5.12(b) hereof, and in no event later than five Business Days after the Responsible Officer of any Borrower receives such notice or instrument.

         6.10 Compliance with Laws. Without limiting any of the other covenants in this Article VI, the Company shall, and shall cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable Laws, regulations, ordinances and orders of any Governmental Authority except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

         6.11 Consolidated Net Worth. The Company shall, as of the end of each fiscal quarter (each a "Test Date"), maintain Consolidated Net Worth of not less than the sum of (a) 85% of Consolidated Net Worth as of the end of the Company's fiscal quarter immediately preceding the Closing Date plus (b) 50% of Consolidated Net Income for each of the Company's fiscal quarters commencing thereafter and ending on or before such Test Date (without taking into account any deficit in Consolidated Net Income) plus (c) 100% of the cash or non-cash net proceeds of the issuance or sale of equity securities by the Company, or by its Subsidiaries to any Person that is not the Company or a Subsidiary of the Company, on and after the Closing Date (other than proceeds resulting from sales or issuances of stock pursuant to employee or director stock purchase plans, employee or director stock option plans or other employee or director benefit plans); provided that, for purposes of determining the amount of net proceeds of any such issuance or sale of equity securities by the Company or any of its Subsidiaries, the value of any non-cash proceeds received shall be as reasonably determined by the Company and certified to the Lenders.

         6.12 Consolidated Total Indebtedness to Consolidated EBITDA. From and after the Closing Date, the Company shall, as of the end of each Test Period, maintain a ratio of Consolidated Total Indebtedness as of the end of such Test Period to Consolidated EBITDA for such Test Period of not more than 2.75 to 1.00.

         6.13 Consolidated Interest Coverage Ratio. From and after the Closing Date, the Company shall, as of the end of each Test Period, maintain a ratio of
(a) Consolidated EBITDA for such Test Period to (b) Consolidated Interest Expense for such Test Period of not less than 3.00 to 1.00.

         6.14 Pledge.

         (a) The Obligations hereunder shall at all times be secured by valid, perfected and enforceable liens on the Collateral. The liens in the Collateral shall be granted to the Administrative Agent for the ratable account of the Lenders.

         (b) The Company covenants and agrees that it shall, at any time and as from time to time reasonably requested by the Administrative Agent, execute and deliver such further instruments and do such further acts as the Administrative Agent may reasonably deem necessary or desirable to provide for or protect or ensure the enforceability and priority of the lien in favor of the Administrative Agent on the Collateral.

         (c) If following a material change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Company reasonably acceptable to the Administrative Agent does not, within 30 days after a request from the Administrative Agent or the Required Lenders, deliver evidence, in form and substance mutually and reasonably satisfactory to the Administrative Agent and the Company, with respect to any Foreign Subsidiary of the Company which has not already had all of its stock pledged pursuant to the Pledge Agreement, that (i) a pledge of 65% or more of the total Voting Stock of such Foreign Subsidiary, and (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty Agreement, in any such case would have a reasonable likelihood of causing the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be included as income by such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock so issued by such Foreign Subsidiary not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if necessary), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver a Subsidiary Guaranty Agreement in the form of Exhibit G (or another guaranty in substantially similar form, if necessary), guaranteeing Obligations to the extent that entering into such Subsidiary Guaranty Agreement is permitted by the Laws of the respective foreign jurisdiction and is not restricted by any contract or agreement to which such Foreign Subsidiary is a party (to the extent such restriction is not inconsistent with this Agreement) and with all documents delivered pursuant to this Section 6.14 to be in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, the Company shall cause (A) any Voting Stock and Non-Voting Stock of any Foreign Subsidiary to be pledged to the Administrative Agent for the benefit of the Lenders and (B) any Foreign Subsidiary to execute a Subsidiary Guaranty Agreement in each case to the extent such action does not create any undesirable liability, tax or compliance issues under the Laws of the United States or the jurisdiction of organization of such Foreign Subsidiary and is not restricted by any contract or agreement to which such Foreign Subsidiary is a party (to the extent such restriction is not inconsistent with this Agreement) (including actual dividends being paid by any Foreign Subsidiary to the Company or a Domestic Subsidiary).

         (d) If as a result of any transaction otherwise permitted hereunder, any First Tier Foreign Subsidiary whose Voting Stock or other equity interest has been pledged to the Administrative Agent for the ratable account of the Lenders pursuant to the Pledge Agreement at any time becomes a Subsidiary of another First Tier Foreign Subsidiary (a "replacement First Tier Foreign Subsidiary"), then the Administrative Agent, on behalf of the Lenders, shall release its security interest in the pledged Voting Stock or other equity interest of such Subsidiary; provided, however, that the Administrative Agent shall have no obligation to grant such a release unless (i) the Voting Stock or other equity interest of the replacement First Tier Foreign Subsidiary has been pledged to the Administrative Agent for the ratable account of the Lenders

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

in accordance with the provisions of the Pledge Agreement and any other applicable Loan Document, and (ii) there exists no Default or Event of Default.

         6.15 Subsidiary Guaranty.

         (a) The Company shall cause (x) each of its Material Domestic Subsidiaries existing as of the Closing Date to execute and deliver a Subsidiary Guaranty Agreement on or before the Closing Date and (y) each of its Material Domestic Subsidiaries created or acquired after the Closing Date (including Subsidiaries existing as of the Closing Date which become Material Domestic Subsidiaries after the Closing Date) to execute and deliver a Subsidiary Guaranty Agreement within 30 days after the Company's creation or acquisition of each such Material Domestic Subsidiary. The term "Material Subsidiaries" shall mean (i) any Subsidiary Borrower and any other Subsidiary, now or hereafter existing, that, directly or indirectly through a Subsidiary, either (A) owns assets with a book value in excess of 5% of the book value of the consolidated tangible assets of the Company and its consolidated Subsidiaries (the "Assets") measured as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.06(a)(i) or
(ii), or (B) generated annual revenues in excess of 5% of the revenues (the "Revenues") of the Company and its consolidated Subsidiaries, taken as a whole, for the most recently completed four fiscal quarter period for which financial statements have been delivered pursuant to Section 6.06(a)(i) or (ii) (determined in each case, if any Acquisition occurs, on a pro forma basis assuming such Acquisition had been consummated on the first day of the most recently ended four fiscal quarter period) or (ii) any Subsidiary designated by the Company as a Material Subsidiary pursuant to subsection (b) and not de-designated pursuant to subsection (c).

         (b) If any Domestic Subsidiary (whether now or hereafter existing) which by itself would not otherwise constitute a Material Subsidiary, but which when combined with all other Domestic Subsidiaries that have not executed and delivered a Subsidiary Guaranty Agreement, would either (i) have assets in excess of 20% of the Assets, or (ii) generate annual revenues in excess of 20% of the Revenues, then the Company shall, in each such case, designate one or more such Domestic Subsidiaries as a Material Subsidiary, such that, after giving effect to all such designations, (x) the combined assets of the remaining Domestic Subsidiaries that are not Material Subsidiaries does not exceed 20% of the Assets, and (y) the combined annual revenues of the remaining Domestic Subsidiaries that are not Material Subsidiaries does not exceed 20% of the Revenues.

         (c) Following the Company's delivery of quarterly financial statements to the Administrative Agent pursuant to Section 6.06(a)(ii), the Company may de-designate any Subsidiary previously designated as a Material Subsidiary under subsection (b), effective as of the date on which such de-designation is made; provided that (i) such Subsidiary does not independently qualify as a Material Subsidiary under subsection (a), and (ii) after giving effect to all such de-designations (A) the combined assets of all Subsidiaries that are not Material Subsidiaries (including for this purpose the assets of any Subsidiary that has been de-designated as provided for in this subsection) shall not exceed 20% of the Assets, and (B) the combined annual revenues of all Subsidiaries that are not Material Subsidiaries (including for this purpose the annual revenues of any Subsidiary that has been de-designated as provided for in this subsection) shall not exceed 20% of the Revenues; and provided further that no such de-designation shall operate to release (x) any Guarantor from its obligations as a Guarantor under the Subsidiary Guaranty Agreement to which it is a party, or (y) any Pledgor from its obligations as a Pledgor under the Pledge Agreement.

         6.16 Payment of Obligations. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and duties, including:

         (a) all tax liabilities, assessments and governmental charges or levies upon it or its Properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

         (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property; and

         (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such indebtedness; provided, however, that no Borrower shall be deemed to be in default under this Section 6.16 if failure to comply herewith would not result in a Material Adverse Effect.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         Each Borrower covenants and agrees that on and after the date hereof and until the Commitments and all Letters of Credit have terminated, and the Loans, any Unreimbursed Amounts and the Notes, together with interest, any commitment, utilization or other fees, and all other obligations incurred hereunder and thereunder, are paid in full:

         7.01 Conduct of Business. Neither the Company nor any Subsidiary shall engage in any line of business if, as a result, the general nature of the business of either the Company and its Subsidiaries taken as a whole or any Material Subsidiary on a stand-alone basis would be substantially changed from that conducted on the date hereof.

         7.02 Mergers, Consolidations and Sales.

         (a) The Company shall not, nor shall it permit any Subsidiary to, be a party to any merger or consolidation; provided, however, that this Section shall not apply to nor operate to prevent (i) the Company from being a party to any merger where the Company is the surviving Person if, before and after giving effect to such merger, no Default or Event of Default would then exist (including compliance with Section 7.05(g)), and (ii) any Subsidiary from (A) merging into another Subsidiary or the Company or (B) being a party to any merger which does not involve the Company or another Subsidiary where such Subsidiary is the surviving Person or where the surviving Person becomes a Subsidiary in an Acquisition permitted by Section 7.05(g) if, before and after giving effect to such merger, no Default or Event of Default would then exist (including compliance with Section 7.05(g)).

         (b) The Company shall not, nor shall it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of all or any substantial part (as defined in the following sentence) of its Property, including as a part of a sale and leaseback transaction, or in any event (whether or not of all or any substantial part), sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to or operate to prevent the Company or any Subsidiary from selling its inventory, rendering its services or trading in its equipment in the ordinary course of its business. As used in this Section 7.02(b), a sale, lease, transfer or disposition of Property shall be deemed to be of "all or any substantial part" of Property of the Company and its Subsidiaries if the book value of such Property, when added to the book value of all other Property sold, leased, transferred or disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) after the date hereof, exceeds 10% of the consolidated tangible assets of the Company and its Subsidiaries determined as of the end of the immediately preceding fiscal year of the Company.

         7.03 Indebtedness. The Company shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness; provided, however, that the foregoing shall not restrict or operate to prevent:

         (a) the Obligations of the Company and its Subsidiaries from time to time owing to the Lenders under this Agreement;

         (b) existing Indebtedness of the Company and its Subsidiaries in the amount set forth in Schedule 7.03, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amount paid, and fees and expenses incurred, in connection with such refinancing;

         (c) any other Indebtedness of the Company and its Subsidiaries in an aggregate amount not to exceed $15,000,000 at any time, of which amount $10,000,000 may be purchase money indebtedness secured by Liens permitted by
Section 7.04(c) hereof;

         (d) Indebtedness incurred in connection with Capital Leases of the Company and its Subsidiaries not to exceed (i) an aggregate amount of $15,000,000 during the period commencing on the Closing Date and ending on December 31, 2001; (ii) an aggregate amount of $20,000,000 during the period commencing on January 1, 2002 and ending on December 31, 2002; and (iii) an aggregate amount of $25,000,000 per fiscal year from and after January 1, 2003;

         (e) Contingent Obligations of the Company or its Subsidiaries in respect of Indebtedness of any other Person that is the Company, a Subsidiary of the Company or a Subsidiary of any Subsidiary;

         (f) Indebtedness of the Company to any of the Company's Wholly-Owned Subsidiaries, Indebtedness of any of the Company's Wholly-Owned Subsidiaries to the Company or Indebtedness of any of the Company's Wholly-Owned Subsidiaries to any of the Company's other Wholly-Owned Subsidiaries; and

         (g) Contingent Obligations of the Company or its Subsidiaries not included in the foregoing clauses (a), (b) (c), (d), (e) or (f) in an aggregate amount not to exceed $5,000,000 at any time.

         7.04 Liens. The Company shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Company or any Subsidiary; provided, however, that the foregoing shall not apply to or operate to prevent:

         (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Company or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

         (b) mechanics', workmens', materialmens', landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

         (c) Liens on property of the Company or any of its Subsidiaries created solely for the purpose of securing indebtedness permitted by Section 7.03(c) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of the Company or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the lower of the original purchase price of such Property or the current principal balance of such indebtedness;

         (d) Liens set forth in Schedule 7.04 securing Indebtedness disclosed in item 1. of Schedule 7.03 and any refinancing, renewal or extension thereof; provided that any Lien granted in connection with the refinancing, renewal or extension of such Indebtedness shall be limited to the property encumbered by the predecessor Lien and the principal amount of such Indebtedness being refinanced, renewed or extended shall not increase;

         (e) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and in respect of which adequate reserves have been established in accordance with GAAP; or

         (f)      Permitted Encumbrances.

         7.05 Investments, Acquisitions, Loans, Advances and Guaranties. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not apply to or operate to prevent:

         (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

         (b) investments in commercial paper rated at least P-1 by Moody's and at least A-1 by S&P maturing within 270 days of the date of issuance thereof;

         (c) investments in certificates of deposit issued by any commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less or investments in any money market account with a maturity of one year or less or overnight deposit of (i) any Lender or (ii) any bank, or holding company of such bank, whose short-term commercial paper rating or that of its parent company from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof;

         (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

         (e) equity investments existing as of the Closing Date in Subsidiaries of the Company;

         (f) guaranty by the Company and the Subsidiaries pursuant to the Guaranty;

         (g) acquisitions of all or substantially all of the assets or business of any other Person engaged in the same or similar business as the Company, or of a division of a Person engaged in such a business, or of all or substantially all the Voting Stock of such a Person, or Acquisitions of such a Person, its assets or business, so long as (i) no Default or Event of Default exists or would exist before or after giving effect to such acquisition or Acquisition,
(ii) the Board of Directors or other governing body of such Person whose Property or Voting Stock is being so acquired has approved the terms of such acquisition or Acquisition, (iii) on or before 20 days prior to consummation of such acquisition or Acquisition, the Company can demonstrate to the Lenders that (on a pro forma basis as to Sections 6.11, 6.12 and 6.13 as set forth in the certificate of the Company in the form of Exhibit H) after giving effect to such acquisition or Acquisition it will continue to comply through the term of this Agreement with all the terms and conditions of the Loan Documents, (iv) total cash consideration (including deferred payments) paid or payable by the Company and its Subsidiaries for any such acquisition or Acquisition (together with any and all acquisitions or Acquisitions which are part of the same series of related transactions) does not exceed $75,000,000 unless consented to in advance by the Required Lenders in their sole discretion, provided that the foregoing consent shall be deemed to have been given by any Lender who fails to disapprove such acquisition or Acquisition (or such series of related transactions) within 10 Business Days after the receipt by such Lender of all material information requested by the Administrative Agent or the Required Lenders from the Company in respect of such acquisition or Acquisition (or such series of related transactions), and (v) the Company has provided to the Administrative Agent and the Lenders such financial and other information regarding the Person whose Property or Voting Stock is being so acquired, including historical financial statements, and a description of such Person, as the Administrative Agent or the Required Lenders has reasonably requested;

         (h) loans and advances to contract manufacturers, suppliers and employees of the Company and its Subsidiaries in the ordinary course of business, and investments not in Subsidiaries and not otherwise permitted under this Section 7.05, not exceeding in the aggregate for all such loans, advances and investments $10,000,000 at any time outstanding;

         (i) additional investments by the Company or its Subsidiaries after the Closing Date in Persons that are not Subsidiaries and not otherwise permitted under this Section 7.05 which do not exceed in the aggregate for all such investments together (A) $10,000,000 for any period of four consecutive fiscal quarters of the Company (including in respect of fiscal quarters prior to the Closing Date), or (B) $30,000,000 during the term of this Agreement;

         (j) Hedging Obligations; or

         (k) loans and advances by the Company to any of the Company's Wholly-Owned Subsidiaries, by any of the Company's Wholly-Owned Subsidiaries to the Company or by any of the Company's Wholly-Owned Subsidiaries to any of the Company's other Wholly-Owned Subsidiaries, in each case made or entered into in the ordinary course of business.

         In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 7.05 (inclusive of all forms of consideration, whether in cash, stock, debt or otherwise), investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

         7.06 Dividends and Other Shareholder Distributions. The Company shall not declare or pay any dividends or make a distribution of any kind (including by redemption or purchase), other than dividends in the form of the Company's stock, on its outstanding capital stock; provided, however that, so long as no Default or Event of Default exists or would exist before or after giving effect thereto, the Company may pay such dividends and make such distributions with respect to any fiscal year, in an aggregate amount not to exceed 50% of its net income for such fiscal year.

         7.07 Limitations on Asset Transfers to Foreign Subsidiaries. Neither the Company nor any Domestic Subsidiary, will convey, sell, lease, assign, transfer or otherwise dispose of (collectively, a "transfer") any of its property, business or assets (including, without limitation leasehold interests), whether now owned or hereafter acquired, to any Foreign Subsidiary, except in connection with such transfers which, individually or in the aggregate, would not reasonably be expected to materially and adversely affect the business, results of operations or financial condition of the Company or of the Company and its Domestic Subsidiaries taken as a whole.

         7.08 Transactions with Affiliates. The Company shall not enter into any transaction of any kind with any Affiliate of the Company (other than a Subsidiary), other than arm's-length transactions with Affiliates that are otherwise permitted hereunder.

         7.09 First Tier Foreign Subsidiaries. The Company shall not suffer or permit (a) Artesyn Barbados to (i) undertake any business activities other than those permitted to be engaged in by foreign sales corporations under the Code or
(ii) own any equity or other ownership interest (however designated) in any Subsidiary or other Person; or (b) Artesyn Germany to (i) undertake any business activities other than those described in Section 5.20(b) or (ii) own any equity or other ownership interest (however designated) in any Subsidiary or other Person.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 Events of Default. Any of the following shall constitute an Event of Default:

         (a) Non-Payment. Any Borrower shall (i) default in the payment when due of any payment of principal of its Loans or Notes or (ii) default, and such default shall continue unremedied for at least two Business Days, of any payment of interest on its Loans or Notes, of any L/C Obligation or any commitment, utilization or other fee owing by it hereunder or thereunder; or

         (b) Representations, etc. Any representation, warranty or statement made by any Borrower herein or in any other Loan Document or in any certificate delivered pursuant hereto or thereto shall prove to have been, when made, untrue in any material respect; or

         (c) Covenants. Any Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.11,
6.12 or 6.13 or Article VII, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) and (c)(i) of this Section 8.01) contained in this Agreement and such default described in this clause (ii) shall continue unremedied for a period of 30 days after the earlier of (A) any Borrower's obtaining knowledge thereof or (B) written notice to the Company by the Administrative Agent or the Required Lenders; or

         (d) Default Under Other Agreements. (i) The Company or any of its Subsidiaries shall (A) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (B) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto (including, for purposes of this Section 8.01(d), any Hedging Obligations of the Company and its Subsidiaries whether or not entered into for risk management purposes), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to

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whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or other mandatory required prepayment or by reason of optional prepayment or tender by the issuer at its discretion, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to this Section 8.01 unless the aggregate amount of all Indebtedness referred to in clauses (i) and (ii) above exceeds $7,000,000 at any one time; or

         (e) Bankruptcy, etc. The Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto or any similar Laws under any foreign jurisdiction (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any of its Subsidiaries, and the petition is not dismissed within 60 days after commencement of the case; or an administrator, receiver, custodian or similar official is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Subsidiaries; or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Subsidiaries; or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any Loan Party or First Tier Foreign Subsidiary that is a partnership dissolves, is wound up or otherwise ceases to exist; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

         (f) ERISA. (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA (other than 4041(b)), any Plan shall have an Unfunded Current Liability, a material contribution required to be made to a Plan has not been timely made, the Company or any Subsidiary of the Company or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), or 4971 of
the Code; (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability, involving in any case an amount in excess of $7,000,000; and (iii) which lien, security interest or liability, would reasonably be expected to have a Material Adverse Effect; or

         (g) Judgments. One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate for the Company and its Subsidiaries a liability (not paid or fully covered by insurance) of $7,000,000 or more, and all

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such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

         (h) Guaranty and Pledge. The Guaranty, the Pledge Agreement or any provision thereof shall cease to be in full force or effect, or any Guarantor, Pledgor or any Person acting by or on behalf of any Guarantor or Pledgor shall deny or disaffirm such Guarantor or Pledgor's obligations the Guaranty or the Pledge Agreement, as the case may be or any default in the due performance or observance of any term, covenant or agreement contained in the Guaranty or the Pledge Agreement, or default in the due performance or observance of any term, covenant or agreement contained in the Guaranty or the Pledge Agreement;

         (i) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party denies that it has any or any further liability or obligations under any Loan Document, or purports to revoke, terminate or rescind any Loan Document, or

         (j) Change of Control. There occurs any Change of Control.

         8.02 Remedies Upon Event of Default. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of the Required Lenders,

         (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

         (c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

         (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; provided, however, that upon the occurrence of any event specified in subsection (e) of Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

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                                  ARTICLE IX.
                              ADMINISTRATIVE AGENT

         9.01 Appointment and Authorization of Administrative Agent.

         (a) Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.03 Liability of Administrative Agent. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document

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

referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         9.04 Reliance by Administrative Agent.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking

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

such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         9.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section
9.07. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of any relevant Borrower. The undertaking in this Section 9.07 shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

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

         9.08 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent, the Swing Line Lender or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Swing Line Lender or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         9.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.03 and 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.10 Other Agents; Lead Managers. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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                                   ARTICLE X.
                                    GUARANTY

         10.01 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder to the Borrowers and in recognition of the direct benefits to be received by the Company and each Subsidiary Guarantor from the proceeds of the Loans to the Borrowers, each Guarantor hereby agrees with the Administrative Agent and the Lenders as follows: Each Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Obligations to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders. If any or all of the Obligations to Administrative Agent or the Lenders becomes due and payable hereunder, each Guarantor unconditionally promises to pay such Obligations to the Administrative Agent or the Lenders (as applicable) in the same currency in which such Obligations are denominated, or order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Obligations.

         10.02 Bankruptcy. Additionally, each Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Obligations to the Administrative Agent and the Lenders whether or not then due or payable by any Borrower upon the occurrence in respect of such Borrower of any of the events specified in Section 8.01(e), and unconditionally and irrevocably promises to pay such Obligations to the Administrative Agent and the Lenders, or order, on demand, in the same currency in which such Obligations are denominated.

         10.03 Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations whether executed by such Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations of any Borrower, or (c) any payment on or in reduction of any such other guaranty or under-taking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the indebtedness which the Administrative Agent or such Lenders repay any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         10.04 Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or any Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or any Borrower and whether or not any other Guarantor or any Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to each Guarantor.

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

         10.05 Authorization. Each Guarantor authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable Law and cannot be waived), and without affecting, or impairing its liability hereunder, from time to time to:

         (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered;

         (b) take and hold security for the payment of the Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

         (c) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

         (d) release or substitute any one or more endorsers, guarantors, any Borrower or other obligors;

         (e) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Administrative Agent and the Lenders;

         (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Administrative Agent or the Lenders regardless of what liability or liabilities of the Company or any Borrower remain unpaid;

         (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

         (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Article X.

         10.06 Reliance. It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         10.07 Subordination. Any of the indebtedness of any Borrower now or hereafter owing, to a Guarantor is hereby subordinated to the Obligations of such Borrower owing to the Administrative Agent and the Lenders; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Borrower to a Guarantor shall be

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

collected, enforced and received by the Company for the benefit of the Administrative Agent and the Lenders and shall be paid over to the Administrative Agent on behalf of itself and the Lenders on account of the Obligations of such Borrower to the Administrative Agent and the Lenders, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any of the indebtedness of any Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Administrative Agent and the Lenders that it will not exercise any right of subrogation or contribution which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) against any Borrower or any other Guarantor until all Obligations have been irrevocably paid in full in cash. The Obligations shall not be deemed to be paid in full unless the Administrative Agent and the Lenders shall have received all amounts set forth in the definition of "Obligations," including, in the event of a bankruptcy proceeding, all interest, fees and expenses accruing and arising after the filing of the bankruptcy petition.

         10.08 Nature of Liability.

         (a) Each Guarantor waives any right (except as shall be required by applicable Law and cannot be waived) to require the Administrative Agent or the Lenders to (i) proceed against any Borrower or any other party, (ii) proceed against or exhaust any security held from any Borrower or any other party or
(iii) pursue any other remedy in the Administrative Agent's or any other Lenders' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other party, other than payment in full of the Obligations, based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Obligations. To the greatest extent permitted by law the Administrative Agent and the Lenders may, at their election, foreclose on any security held by the Administrative Agent or any other Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable Law), or exercise any other right or remedy the Administrative Agent and any other Lenders may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Administrative Agent or the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Guarantor or any other party or any security.

         (b) Each Guarantor waives all presentments, demands for performance, protests and notices (except as otherwise expressly provided for herein), including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which each

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Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent and the Lenders shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

         10.09 Nature of Liability. It is the desire and intent of the Guarantors and the Administrative Agent and the Lenders that this Guaranty shall be enforced against each Guarantor to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Obligations of such Guarantor shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Obligations which would be permissible under applicable Law.

         10.10 Judgments Binding. If claim is ever made upon any Lender or any subsequent holder of a Note of any Borrower for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of
(a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such payee with any such claimant, then and in such event each Guarantor agrees that any such Judgment, decree, order, settlement or compromise shall be binding upon each Guarantor, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of any Borrower, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

         10.11 Continuing Guaranty; Reinstatement.

         (a) Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon each Guarantor until termination of the Commitments and payment and performance in full of the Obligations or termination in accordance with Section 11.21.

         (b) Reinstatement. Notwithstanding Section 11.21, this Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Obligations by or on behalf of any Borrower (or receipt of any proceeds of Collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to any such Borrower, its estate, trustee, receiver or any other Person (including under any Debtor Relief Laws or other state or federal law), or must otherwise be restored by the Administrative Agent or any Lender, whether as a result of proceedings under any Debtor Relief Laws or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Obligations shall be revived in full force and effect without reduction or discharge for such payment.

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                                   ARTICLE XI.
                                  MISCELLANEOUS

         11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (subject, however, to clause (iv) of Section 7.05(g)) and the Company (whether on behalf of itself or any other Borrower) or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders and by the Company, and acknowledged by the Administrative Agent, do any of the following:

         (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.06);

         (b) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial covenant used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of any Borrower to pay interest at the Default Rate;

         (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

         (e) change the Pro Rata Share or Voting Percentage of any Lender (except for any such change resulting from Section 3.06(b));

         (f) amend this Section, or Section 2.13, or any provision herein providing for consent or other action by all the Lenders;

         (g) except as provided in Section 11.21, release any Guarantor from the Guaranty; or

         (h) except as provided in Section 11.21, release all or any material portion of the Collateral; and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the

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Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased (except for any such increase resulting from Section 3.06(b)) without the consent of such Lender.

         11.02 Notices and Other Communications; Facsimile Copies.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 11.02; or, in the case of any Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 11.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements

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and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any such Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         11.03 No Waiver; Cumulative Remedies.

         No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.04 Attorney Costs, Expenses and Taxes. The Company agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (other than to the extent arising solely in connection with an assignment or participation by any Lender pursuant to Section 11.07), including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and, in the event of a Default or Event of Default, other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section 11.04 shall survive the termination of the Commitments and repayment of all other Obligations.

         11.05 Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, each Borrower agrees to indemnify, save and hold

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harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively, the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor loan documents, the Commitments, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

         11.06 Payments Set Aside. To the extent that any Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         11.07 Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied,

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shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Subject to the prior consent of the Administrative Agent, the Swing Line Lender, the L/C Issuer and, provided there exists no Default or Event of Default, the Company (such Company consent not to be unreasonably withheld), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans at the time owing to such Lender) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights of the Swing Line Lender in respect of outstanding Swing Line Loans, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.07, 11.04 and 11.05). Upon request, the Company (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the

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contrary. The Register shall be available for inspection by the Company and any
Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including such Lender's participations in L/C Obligations and Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, (iii) release any Guarantor from the Guaranty, or (iv) release all or substantially all of the Collateral. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the relevant Borrower or Borrowers, to comply with
Section 11.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) If the consent of the Company to an assignment to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 11.07(b)), the Company shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the

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Administrative Agent) unless such consent is expressly refused by the Company prior to such fifth Business Day.

         (h) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, in the case of any assignment of a Committed Loan, the L/C Issuer, the Swing Line Lender and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, each Borrower (each such approval not to be unreasonably withheld or delayed).

                  "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Company and the Lenders, resign as L/C Issuer and (ii) upon 10 Business Days' notice to the Company, terminate the Swing Line. In the event of any such resignation as L/C Issuer or termination of the Swing Line, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or the termination of the Swing Line, as the case may be. Bank of America shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Committed Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

         11.08 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal

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process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of any relevant Borrower; (g) with the consent of the Company; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from any Borrower relating to such Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Borrower; provided that, in the case of information received from such Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         11.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Company or any other Loan Party, any such notice being waived by the Company (on its own behalf and on behalf of each other Borrower and each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the relevant Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         11.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         11.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         11.14 Severability. Any provision of this Agreement and the other Loan Documents to which any Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.15 Foreign Lenders. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by any Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by any Borrower pursuant to this Agreement) or such other evidence satisfactory to the Company and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Company and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by any Borrower pursuant to this Agreement, (b) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that any relevant Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

         11.16 Removal and Replacement of Lenders.

         (a) Under any circumstances set forth herein providing that the Company shall have the right to remove or replace a Lender as a party to this Agreement, the Company may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 11.07(b) to one or more other Lenders or Eligible Assignees procured by the Company; provided, however, that if the Company elects to exercise such right with respect to any Lender pursuant to
Section 3.06(b), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section
3.01 or 3.04. The Company shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and Pro Rata Shares resulting from any such removal or replacement. No Borrower may under any circumstances remove or replace the Lender that is the L/C Issuer or the Swing Line Lender without causing such Lender simultaneously to be replaced as L/C Issuer and Swing Line Lender, as applicable, and, in the case of the L/C Issuer, without causing such Lender to be released from all liability in respect of then-outstanding Letters of Credit; all pursuant to documentation in form and substance satisfactory to such Lender.

         (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Company shall pay or prepay, if necessary, on the effective date thereof, all outstanding Committed Loans of all Lenders, together with any amounts due under Section
3.05. The Company may then request Committed Loans from the Lenders in accordance with their revised Pro Rata Shares. The Company may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

         (c) This Section shall supersede any provision in Section 11.01 to the contrary.

         11.17 Governing Law.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         11.18 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY

LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         11.19 Judgment Currency.

         (a) The Borrowers' obligation hereunder and under the other Loan Documents to make payments in Dollars or any other Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the L/C Issuer, the Swing Line Lender or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

         (c) For purposes of determining any rate of exchange for this Section 11.19, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

         11.20 Agency of the Company for each Subsidiary Borrower. Each Subsidiary Borrower hereby irrevocably and unconditionally appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including the giving and receipt of notices and execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgement, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers or each acting singly, shall be valid and effective if given or taken only by the Company, whether or not any or all of the Subsidiary Borrowers join therein.

         11.21 Release of Subsidiary Guaranty. Subject to Section 10.11(b), the Guaranty provided by a Subsidiary Guarantor will automatically be terminated upon the receipt by the Administrative Agent of a certificate from a Responsible Officer of the Company, certifying as of the date of the certificate that, after the consummation of the transaction or series of transactions described in such certificate (which certification shall also state that such transactions, individually or in the aggregate, will be in compliance with the terms and conditions of this Agreement, including to the extent applicable, the covenants contained in Article VII, and that no Event of Default existed, exists or will exist, as the case may be, immediately before, as a result of, or immediately after giving effect to the transaction or transactions and the terminations), the Subsidiary identified in such certification will no longer be a Subsidiary of the Company. The Administrative Agent and each Lender shall, at the Company's expense, execute and deliver such instruments as the Company may reasonably request to evidence such termination.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in the City of New York, New York as of the date first above written.

                                         ARTESYN TECHNOLOGIES, INC., as a
                                         Borrower and a Guarantor

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________


                                         ARTESYN NORTH AMERICA, INC., as a
                                         Subsidiary Borrower and a Guarantor

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________


                                         ARTESYN CAYMAN LP, as a Subsidiary
                                         Borrower

                                         By: ARTESYN NORTH AMERICA, INC.
                                             General Partner

                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________


                                         By: ARTESYN DELAWARE LLC
                                             General Partner

                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

                                         ARTESYN TECHNOLOGIES COMMUNICATION
                                         PRODUCTS, INC., as a Subsidiary
                                         Borrower and a Guarantor

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________


                                         ARTESYN SOLUTIONS, INC., as a Guarantor

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________


                                         ARTESYN COMMUNICATION PRODUCTS LLC, as
                                         a Guarantor

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         BANK OF AMERICA, N.A., as
                                         Administrative Agent, Lender,
                                         L/C Issuer and Swing Line Lender

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         BNP PARIBAS, as a Lender

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________


                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         THE BANK OF NEW YORK, as a Lender

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         THE BANK OF NOVA SCOTIA, as a Lender

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         COMERICA BANK, as a Lender

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         DG BANK DEUTSCHE GENOSSENSCHAFTSBANK
                                         AG, CAYMAN ISLANDS BRANCH, as a Lender

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________



                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         FIRST UNION NATIONAL BANK, as a Lender

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         FLEET NATIONAL BANK, as a Lender

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         KEYBANK NATIONAL ASSOCIATION, as a
                                         Lender

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         STATE BANK OF INDIA, as a Lender

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         SUNTRUST BANK, as a Lender

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         WACHOVIA BANK, N.A., as a Lender

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

        Lender                         Commitment             Pro Rata Share
--------------------------------------------------------------------------------

Bank of America, N.A.                  $45,000,000             16.363636364%
First Union National Bank              $45,000,000             16.363636364%
SunTrust Bank                          $35,000,000             12.727272727%
The Bank of Nova Scotia                $30,000,000             10.909090909%
The Bank of New York                   $20,000,000              7.272727273%
KeyBank National Association           $20,000,000              7.272727273%
Wachovia Bank, N.A.                    $20,000,000              7.272727273%
Fleet National Bank                    $20,000,000              7.272727273%
Comerica Bank                          $15,000,000              5.454545455%
BNP PARIBAS                            $10,000,000              3.636363636%
DG Bank Deutsche AG                    $10,000,000              3.636363636%
State Bank of India                     $5,000,000              1.818181818%
--------------------------------------------------------------------------------
Total                                 $275,000,000            100.000000000%

                                                                   SCHEDULE 3.04

                               MANDATORY COST RATE

         The Mandatory Cost Rate is an addition to the interest rate on a Loan denominated in British pounds sterling to compensate a Lender for the cost attributable to such Loan resulting from the imposition from time to time under the Bank of England Act 1998 (the "Act") and/or by the Bank of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing deposits or Special Deposits (whether interest-bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund such a Loan.

         The Mandatory Cost Rate will be the percentage rate per annum determined by a Lender requesting a payment from a Borrower pursuant to Section 3.04(c) (rounded upward, if necessary, to four decimal places) as the rate resulting from the application (as appropriate) of the following formula:

         (a) in relation to Loans or other unpaid amounts denominated in British pounds sterling:

                       XL + S(L - D) + F x 0.01
                       ------------------------
                            100 - (X + S)

         where, in each case, on the day of application of the formula:

         X        is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which such Lender is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

         L        is the Eurocurrency Base Rate applicable to such Loan;

         F        is the rate of charge payable by such Lender to the FSA
pursuant to paragraphs 2.02 or 2.03 (as the case may be) of the Fees Regulations (but for this purpose the figure at paragraph 2.02b or 2.03b (as the case may be) shall be deemed to be zero) and expressed in pounds per (pound)1 million of the Fee Base of such Lender;

         S        is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which such Lender is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

         D        is the percentage rate per annum payable by the Bank of
England to such Lender on Special Deposits.

(X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

The Mandatory Cost Rate for any Interest Period shall be calculated at or about 11:00 a.m. (London time) on the first day of such Interest Period for the duration of such Interest Period.

The determination of the Mandatory Cost Rate in relation to any Interest Period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

If there is any change in circumstance (including the imposition of alternative or additional requirements, including capital adequacy requirements) which in the reasonable opinion of the Administrative Agent renders or will render the above formula (or any element thereof, or any defined term used therein) inappropriate or inapplicable, the Administrative Agent shall promptly notify the Company and the Lenders thereof and (following consultation with the Required Lenders) shall be entitled to vary the same with the prior written consent of the Company, which shall not be unreasonably withheld. Any such variation shall, in the absence of manifest error, be conclusive and binding on all parties and shall apply from the date specified in a notice from the Administrative Agent to the Company and the Lenders.

For the purposes of this Schedule:

         The terms "Eligible Liabilities" and "Special Deposits" shall bear the meanings ascribed to them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

         "Fee Base" has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

         "Fees Regulations" means, as appropriate, either:

         (a)      the Banking Supervision (Fees) Regulations 2000; or

         (b) such other law or regulations as from time to time may be in force, relating to the payment of fees for banking supervision.

                                                                   SCHEDULE 5.01

                                  SUBSIDIARIES

    --------------------------------------------------------------------------------------------------------------------------------
                                  JURISDICTION OF
                                   INCORPORATION          OWNED BY AND %
            ENTITY                OR ORGANIZATION          OF OWNERSHIP            AUTHORIZED CAPITAL              ISSUED SHARES
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
 1  Artesyn Germany GbR        German Ptr              90% by ATI             Partnership contribution of
                                                       10% by ANA             DM30,400,000
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
 2  Artesyn FSC, Inc.          Barbados                100% by ATI            Unlimited number of shares
                                                                              designated as common              1,000
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
 3  Artesyn Technologies       Wisconsin               100% by ATI            9,000 shares of Common Stock,
    Communications                                                            $.01 par value per share          1,000
    Products, Inc. ("ATCP")
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
 4  Artesyn Communication      Delaware                100% by ATCP           1,000 shares of Common Stock
    Products Investment,                                                      $.001 par value per share         100
    Inc. (ACPI)
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
 5  Artesyn Communication      Delaware                99% by ATCP
    Products LLC (ACPLLC)                              1% by ACPI
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
 6  Artesyn Communications     Scotland                65% of issued shares   20,000,000 ordinary shares at     2,000,000 ordinary
    Products UK Ltd.                                   currently pledged to   (pound)1.00 per share             shares at(pound)1.00
                                                       ABN AMRO Bank                                            per share

                                                       35% by ACPLLC
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
 7  Spider Software, Ltd.      Scotland                100% by ACP UK Ltd.    1,000,000 shares of ordinary
                                                                              shares(pound)1.00 par value
                                                                              per share                         387,655
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
 8  Spider Software, Inc.      United States (MA)      100% by Spider         200,000 shares of common
                                                       Software, Ltd.         stock, no par value               100
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
 9  Jeta Power Systems, Inc.   California              100% by ATI            10,000,000 shares of Common
    (Being merged with ANA)                                                   Stock, $.01 par value per
                                                                              share                             100
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
10  Artesyn Asset              Delaware                100% by ATI            1,000 shares of Common Stock,
    Management, Inc.           (Bahamas - domiciled)                          $.01 par value per share          1,000
------------------------------------------------------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------------------------------------------------
                                  JURISDICTION OF
                                   INCORPORATION          OWNED BY AND %
            ENTITY                OR ORGANIZATION          OF OWNERSHIP            AUTHORIZED CAPITAL              ISSUED SHARES
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
11  Artesyn North America,     Delaware                100% by AAM            400 shares of Common Stock,
    Inc. ("ANA")                                                              $.001 par value per share         200
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
12  Artesyn Solutions, Inc.    Delaware                100% by ANA            200 shares of Common Stock,
                                                                              $.01 par value per share          100
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
13  Azcore Corporation         Arizona                 100% by ANA            130,000 shares of Class A Common  Class A: 122,727
                                                                              Stock, $.001 par value per share

                                                                              370,000 shares of Class B Common  Class B: 180,000
                                                                              Stock, $.001 par value per share

                                                                              45,000 shares of Class C Common   Class C:  13,000
                                                                              Stock, $.001 par value per share
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
14  Artesyn Delaware, Inc.     Delaware                100% by ANA            1,000 shares of Common Stock,
    ("ADI")                                                                   $.001 par value per share
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
15  Artesyn Delaware LLC       Delaware                100% by ADI            N/A                               N/A
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
                                                       65 % by ANA
                                                       (General Partner)
                                                       25% by Artesyn
                                                       Delaware, Inc.
                                                       (Limited Partner)
16  Artesyn Cayman LP          Cayman Islands          10% by Artesyn
                                                       Delaware, LLC
                                                       (General Partner)
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
17  Artesyn International      Cayman Islands          100% Voting by         $900,000 divided into 899,000     5,000 Ordinary
    Ltd. ("AIL")                                       Artesyn Cayman LP      Ordinary Shares, par value        Shares
                                                                              $1.00 per share;
                                                                              25,000 Class A Redeemable
                                                                               Preferred Shares
                                                                              25,000 Class B Redeemable
                                                                               Preferred Shares
                                                                              25,000 Class C Redeemable
                                                                               Preferred Shares                 Class B - 270
                                                                              25,000 Class D Redeemable
                                                                               Preferred Shares, all $.01 par
                                                                               value per share                  Class C - 120
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
18  Artesyn Holding            Cayman Islands          100% by AIL
    (Ireland) Ltd.
------------------------------------------------------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------------------------------------------------
                                  JURISDICTION OF
                                   INCORPORATION          OWNED BY AND %
            ENTITY                OR ORGANIZATION          OF OWNERSHIP            AUTHORIZED CAPITAL              ISSUED SHARES
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
19  Artesyn Ireland, Ltd.      Ireland                 100% by Artesyn        900,000 shares, nominal par
                                                       Holding (Ireland),     value of US$1.00
                                                       Ltd.                                                     5,000
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
20  Artesyn Technologies       Hong Kong               100% by AIL            500,000 shares, HK $1.00 each     499,999 AIL
    Asia Pacific, Ltd.                                                                                          1 to nominee
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
21  C.P. Power Products        People's Republic       90% by ATI             Registered capital US$5 Million   N/A
    (Zhong Shan) Co., Ltd.     of China                10% by AIL
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
22  Artesyn Netherlands B.V.   Netherlands             100% by Artesyn        400 shares, NLG 500 par value     139 ordinary
    ("ANBV")                                           Cayman LP                                                shares
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
23  Artesyn (U.K.), Ltd.       United Kingdom          100% by ANBV           GBP 1,000                         373,142
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
24  Artesyn France S.A.R.L.    France                  100% by ANBV           140,490 shares @ 10 FF            140,490
                                                                              par value = FF 1,404,900
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
25  Artesyn Holding GmbH       Austria                 100% by ANBV           ATS 500,000
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
26  Artesyn Austria GmbH       Austria                 100% by Artesyn        10,000 shares @ ATS 1,000         10,000
                                                       Holding GmbH           par value = ATS 10,000,000
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
                                                       99% by Artesyn Holding
27  Artesyn Austria            Austria                 1% by Artesyn Austria
    GmbH & Co. KG                                      GmbH
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
    Zytec Hungary                                      100% Artesyn Austria
    Electronikai kft                                   GmbH & Co. KG
28  (name changed to Artesyn   Hungary                                        HUF 85,000,000                    HUF 85,000,000
    Hungary Electronikai
    kft - being transferred
    to ANBV)
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
29  Artesyn Germany GmbH       Germany                 100% by ANBV           DM 50,000                         DM 50,000
    ("AG")
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
30  Artesyn Elektronisch       Germany                 100% by AG             DM 50,000                         DM 50,000
    Gerate Beteiligungs-und
    Verwaltungs-GmbH ("AEGB")
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
31  Artesyn GmbH & Co. KG      Germany                 99% by AG              DM 500,000                        DM 500,000
                                                       1% by AEGB
------------------------------------------------------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------------------------------------------------
                                  JURISDICTION OF
                                   INCORPORATION          OWNED BY AND %
            ENTITY                OR ORGANIZATION          OF OWNERSHIP            AUTHORIZED CAPITAL              ISSUED SHARES
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
32  Artesyn Energy Systems     Italy                   100 % AG               N/A                               N/A
    S.P.A. (process of being
    liquidated)
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
33  Real-Time Digital, Inc.    New Jersey              100% by Artesyn        200 Shares of Common Stock, no    200
                                                       Technologies           par value
                                                       Communication
                                                       Products, Inc.
--- -------------------------  ----------------------  ---------------------  --------------------------------  --------------------
34  Artesyn Technologies       Hungary                 100% by GmbH & Co. KG  EURO 13,000                       EURO 13,000
    Intellectual Property
    Licensing Liability
    Company
------------------------------------------------------------------------------------------------------------------------------------

                                                                   SCHEDULE 5.06




                                   LITIGATION

                                      None.

                                                                   SCHEDULE 5.18





                       CORPORATE ORGANIZATIONAL STRUCTURE


                               [GRAPHIC OMITTED]

                                                                   SCHEDULE 7.03

                              EXISTING INDEBTEDNESS

1. Existing Capital Leases:

Comtel                                                               $ 1,290,000
Banc One                                                                $923,000
Hewlett Packard                                                          $50,000
RFW Port Authority                                                       $40,000
Heritage                                                                  $2,000
--------------------------------------------------------------------------------
Total                                                                $ 2,305,000

2. Local Austrian Bank Debt:

Creditanstalt Bankverein, Vienna (maturing on December 2, 2002)      $   230,000

3. Existing Interest Rate Swap Contracts:

         First Union National Bank is the counterparty to both of the Interest Rate Swap Contracts scheduled below.

    Notional Amount    Effective Date    Termination Date    Current Value
    ----------------------------------------------------------------------
     DM39,000,000       July 9, 1997       July 4, 2004        DM136,599
      DM6,600,000       June 5, 1995      April 2, 2002          $74,000

                                                                   SCHEDULE 7.04

                                 EXISTING LIENS

Liens on equipment in favor of lessors under capital leases identified in item
1. of Schedule 7.03.

                                                                  SCHEDULE 11.02

                   EUROCURRENCY AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES

ARTESYN TECHNOLOGIES, INC.

Artesyn Technologies, Inc.
7900 Glades Road
Boca Raton, FL 33434

Attention:   Richard Gerrity, Treasurer
Telephone:   (561) 451-1017
Facsimile:   (561) 451-1020
Email:       richard.gerrity@artesyn.com
Website:     www.artesyn.com

with a copy to:

Artesyn Technologies, Inc.
7900 Glades Road
Boca Raton, FL 33434

Attention:   Richard Thompson, Chief Financial Officer
Telephone:   (561) 451-1012
Facsimile:   (561) 451-1020
Email:       rich.thompson@artesyn.com

BANK OF AMERICA, as Administrative Agent

Administrative Agent--Lending and Administrative Notices

(for payments and Requests for Credit Extensions):

Bank of America, N.A.
Mail Code: CA4-706-05-09
Agency Administrative Services
1850 Gateway Boulevard, 5th Floor
Concord, CA 94520-3282

Attention:   A.J. Khan
Telephone:   (925) 675-8439
Facsimile:   (925) 969-2900
Email:       aj.khan@bankofamerica.com
Account No.: 3750836479
Ref:         Artesyn
ABA#         111000012

L/C Issuer:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code:  CA9-703-19-23
Los Angeles, CA 90017-1466

Attention:   Sandra Leon, Vice President
Telephone:   (213) 345-5231
Facsimile:   (213) 345-6694
Email:       sandra.leon@bankofamerica.com

Other Notices as a Lender:

Bank of America, N.A.
Mail Code: CA5-705-12-08
Technology
555 California Street, 12th Floor
San Francisco, CA  94104-1502

Attention:   Doug Meckelnburg, Principal
Telephone:   (415) 953-9155
Facsimile:   (415) 622-0632
Email:       douglas.meckelnburg@bankofamerica.com

BNP PARIBAS

Requests for Credit Extensions:

BNP Paribas
1200 Smith Street
Suite 3100
Houston, TX  77002

Attention:   Leah Evans-Hughes, AVP Loan Operations
Telephone:   (713) 982-1126
Facsimile:   (713) 659-5305
Email:       leah.evanshughes@americas.bnpparibas.com

Notices (other than Requests for Credit Extensions):

BNP Paribas
1200 Smith Street
Suite 3100
Houston, TX  77002

Attention:   Michael Shryock
Telephone:   (713) 982-1105
Facsimile:   (713) 659-5528
Email:       mike.shryock@americas.bnpparibas.com

With copy to:

BNP Paribas
Legal Department
787 Seventh Avenue
New York, NY 10019

Attention:   Tim Deason, Deputy General Counsel
Telephone:   (212) 841-2063
Facsimile:   (212) 841-2599
Email:       timothy.deason@americas.bnpparibas.com

THE BANK OF NEW YORK

Requests for Credit Extensions:

The Bank of New York
One Wall Street
New York, NY 10286

Attention:   Shawn Mottley, Loan Administrator
Telephone:   (212) 635-6480
Facsimile:   (212) 635-6399
Email:       None

Notices (other than Requests for Credit Extensions):

The Bank of New York
One Wall Street
New York, NY 10286

Attention:   David Siegel, Vice President
Telephone:   (212) 635-6899
Facsimile:   (212) 635-6434
Email:       dsiegel@bankofny.com

THE BANK OF NOVA SCOTIA

Requests for Credit Extensions:

The Bank of Nova Scotia Atlanta Agency
600 Peachtree Street N.E., Suite 2700
Atlanta, GA 30308

Attention:   Phyllis Walker
Telephone:   (404) 877-1552
Facsimile:   (404) 888-8998
Email:       None

Notices (other than Requests for Credit Extensions):

Scotia Capital
1100 Louisiana, Suite 3000
Houston, TX 77002

Attention:   Greg George
Telephone:   (713) 759-3430
Facsimile:   (713) 752-2425
Email:       ggeorge@scotiacapital.com

COMERICA BANK

Requests for Credit Extensions:

Comerica Bank
U.S. Banking, Southeast
500 Woodward Avenue, 9th Floor MC 3280
Detroit, MI 48275-3280

Attention:   Diana Pascoe, Lending Assistant
Telephone:   (313) 222-3678
Facsimile:   (313) 222-3330
Email:       None

Notices (other than Requests for Credit Extensions):

Comerica Bank
U.S. Banking, Southeast
500 Woodward Avenue, 9th Floor MC 3280
Detroit, MI 48275-3280

Attention:   Kristine L. Vigliotti, Vice President
Telephone:   (313) 222-3648
Facsimile:   (313) 222-3330
Email:       kristine_l_vigliotti@comerica.com

DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG, CAYMAN ISLANDS BRANCH

Requests for Credit Extensions:

DG Bank AG, New York Branch
609 Fifth Avenue
New York, NY 10017

Attention:   Ed Thome, Assistant Vice President
Telephone:   (212) 745-1464
Facsimile:   (212) 745-1422
Email:       ed_thome@dgbank.de

Notices (other than Requests for Credit Extensions):

DG Bank AG, Atlanta Agency
One Peachtree Center
303 Peachtree Street NE, Suite 2900
Atlanta, GA 30308

Attention:   Kurt Morris, Vice President
Telephone:   (404) 524-3966
Facsimile:   (404) 524-4006
Email:       kurt_a._morris@dgbank.de

FIRST UNION NATIONAL BANK

Requests for Credit Extensions Denominated in Dollars:

First Union National Bank
201 South College Street, CP2420
Charlotte, NC 28288-1183

Attention:   Lisa White, Loan Portfolio Analyst
Telephone:   (704) 374-4426
Facsimile:   (704) 374-2802
Email:       lisa.white@capmark.funb.com

Requests for Credit Extensions Denominated in Eurocurrencies other than Dollars:

First Union National Bank
3 Bishopsgate
London, EC2N3AB

Attention:   Kim Sudendran
Telephone:   011.44.207216.1605
Facsimile:   011.44.207929.4645
Email:       kim.sudendran@funb.com

Notices (other than Requests for Credit Extensions):

First Union National Bank
201 South College Street, CP-6
Charlotte, NC 28288-0760

Attention:   Robert Brown
Telephone:   (704) 374-4015
Facsimile:   (704) 715-1117
Email:       robert.brown@funb.com

FLEET NATIONAL BANK

Requests for Credit Extensions:

Fleet National Bank
100 Federal Street
Boston, MA 02110

Attention:   Maria Delgado, Loan Administrator
Telephone:   (617) 434-0492
Facsimile:   (617) 434-1709
Email:       maria_e_delgado@fleet.com

Notices (other than Requests for Credit Extensions):

Fleet National Bank
100 Federal Street
Boston, MA 02110

Attention:   George Nicholson
Telephone:   (617) 434-5353
Facsimile:   (617) 434-0819
Email:       george_a_nicholson@fleet.com

KEYBANK NATIONAL ASSOCIATION

Requests for Credit Extensions:

KeyBank National Association
Specialty Services Team
431 E. Parkcenter Blvd.
Boise, ID 83705

Attention:   Specialty Services Team
Telephone:   (800) 297-5518
Facsimile:   (800) 297-5495
Email:       None

Notices (other than Requests for Credit Extensions):

KeyBank National Association
601 108th Avenue, NE, 5th Floor
Bellevue, WA 98004

Attention:   Tom Crandell, Senior Vice President
Telephone:   (425) 709-4571
Facsimile:   (425) 709-4587
Email:       tom_crandell@keybank.com

STATE BANK OF INDIA

Requests for Credit Extensions:

State Bank of India
Commercial Banking Department
460 Park Avenue

New York, NY 10022

Attention:   V. Ganesh, Assistant Vice President
Telephone:   (212) 521-3262
Facsimile:   (212) 521-3362/3363
Email:       sbicbd@aol.com

Notices (other than Requests for Credit Extensions):

State Bank of India
Commercial Banking Department
460 Park Avenue
New York, NY 10022

Attention:   V. Ganesh, Assistant Vice President
Telephone:   (212) 521-3262
Facsimile:   (212) 521-3362/3363
Email:       sbicbd@aol.com

SUNTRUST BANK

Requests for Credit Extensions:

SunTrust Bank
200 South Orange Avenue
Mail Cod:  O-2046
Orlando, FL 32801

Attention:   Debbie Joerger, CBA
Telephone:   (407) 237-4393
Facsimile:   (407) 237-5342
Email:       debbie.joerger@suntrust.com

Notices (other than Requests for Credit Extensions):

SunTrust Bank
501 East Las Olas Boulevard, 5th Floor
Ft. Lauderdale, FL 33301

Attention:   Stephen Derby, Vice President
Telephone:   (954) 765-7331
Facsimile:   (954) 765-7240
Email:       stephen.derby@suntrust.com

WACHOVIA BANK, N.A.

Requests for Credit Extensions:

Wachovia Bank, N.A.
191 Peachtree Street
GA-3940A
Atlanta, GA 30303

Attention:   Theresa St. Luce, Account Manager
Telephone:   (888) 207-7377
Facsimile:   (404) 332-6252
Email:       theresa.st.luce@wachovia.com

Notices (other than Requests for Credit Extensions):

Wachovia Bank, N.A.
350 East Las Olas Boulevard
Suite 1150
Fort Lauderdale, FL  33301

Attention:   Deborah Day Orozco, Vice President
Telephone:   (954) 765-3851
Facsimile:   (954) 765-3833
Email:       deborah.orozco@wachovia.com